                                                                       EXHIBIT 2




                               DATED 12 JUNE 1998
                               ------------------







                             GERARD BUGGY AND OTHERS



                                       AND



                            NEW ERA OF NETWORKS, INC.







                ------------------------------------------------

                                    AGREEMENT
                     FOR THE SALE AND PURCHASE OF THE ENTIRE
                              ISSUED SHARE CAPITAL
                           OF MSB CONSULTANTS LIMITED

                ------------------------------------------------

                                    EXHIBIT 2


THIS AGREEMENT is made as a deed on 12 June 1998

BETWEEN:

(1)        THE PERSONS whose names and addresses are set out in Column 1 of
           Schedule 1 ("VENDORS"); and

(2) NEW ERA OF NETWORKS, INC. whose principal place of business is at 7400 East Orchard Road, Suite 230, Denver, Colorado 80111, U.S.A. ("PURCHASER");

NOW THIS DEED WITNESSES AS FOLLOWS:

1          DEFINITIONS AND INTERPRETATION

1.1 In this Agreement and (save as provided in Clause 1.6) in the Schedules the following words and expressions shall have the following meanings unless the context otherwise requires:

           "ACCOUNTING DATE"         means the Last Accounting Date and/or
                                     30 April 1996;

           "ACCOUNTS"                means the Last Accounts and the audited
                                     accounts of the Company comprising a
                                     balance sheet as at 30 April 1996, a profit and loss account for the fiscal year ended on 30 April 1996, the notes thereto and the Directors' and Auditors' reports thereon;

           "AGREED FORM"             means in relation to any document such
                                     document in the form agreed between
                                     the parties and initialled by the
                                     Purchaser's Solicitors and the Vendors'
                                     Solicitors for the purposes of
                                     identification;

           "ALT" means ALT Systems LLC, a corporation incorporated under the laws of Delaware, US, fifty one percent (51%) of the issued share capital of which is legally and beneficially owned by the Company;

           "BUSINESS DAY"            means any day which is not a Saturday, a
                                     Sunday or a bank or public holiday in
                                     England and Wales and/or the US;

           "COMPANIES ACT"           means the Companies Act 1985;

           "COMPANY"                 means MSB Consultants Limited, brief
                                     particulars relating to which are set out in Schedule 2;

           "COMPLETION"              means the completion of the sale and
                                     purchase of the Shares in accordance with Clause 8 and Schedule 5;

           "COMPLETION DATE"         means the date of this Agreement;

           "CONFIDENTIAL
              INFORMATION"           means any and all confidential information
                                     and/or secret information relating to the Company and/or its business, property, assets, activities, goods, products, services, operations, management and administration, business and financial affairs and/or the sale or marketing of any of its products and/or services including
                                     (without limitation) customer names and
                                     lists, sales targets, market share
                                     statistics, market surveys and reports on research, information relating to future business development or planning, information relating to litigation or legal advice and in whatever form such information may be recorded and on whatever media;

           "CONNECTED PERSON"        means in relation to a Vendor, that
                                     person's spouse and children and
                                     step-children under the age of eighteen;

           "CONSIDERATION"           means the consideration described in Clause
                                     3.1;

           "CONSIDERATION SHARES"    means collectively the Purchase Shares
                                     and/or the Earn- Out Shares;

           "DIRECTORS"               means the persons listed as directors of
                                     the Company in Schedule 2;

           "DISCLOSED"               means fairly disclosed to the Purchaser in
                                     the Disclosure Letter;

           "DISCLOSURE LETTER"       means a letter of even date from the
                                     Vendors to the Purchaser in an agreed form;

           "EARN-OUT                 shall have the meaning ascribed thereto in
                                     Clause SHARES"3.1(c);

           "EMPLOYEE STOCK           means the employee stock option letter to
             OPTION LETTER"          be delivered by the Purchaser to the Vendors
                                     in accordance with this Agreement in
                                     substantially the form set out in Schedule 10;

           "ENCUMBRANCE"             means a mortgage, charge, pledge, lien,
                                     assignment, right to acquire, option,
                                     restriction, right of first refusal, right
                                     of pre-emption, third party right or
                                     interest, title retention or any other
                                     encumbrance, equity, adverse right or
                                     interest, claim or security interest of any
                                     kind whatsoever or another type of
                                     preferential arrangement (including without
                                     limitation a title transfer and/or
                                     retention arrangement) having similar
                                     effect;

           "ESCROW AGENT"            means the escrow agent named and defined as
                                     such in the Escrow Agreement;

           "ESCROW AGREEMENT"        means an agreement to be entered into and
                                     made between the Purchaser and the Vendors
                                     in the agreed form;

           "EVENT"                   means an event as defined in the Tax Deed;

           "FRS" means a Financial Reporting Standard in the form last published prior to the date of this Agreement by the Accounting Standards
                                     Board;

           "HOLDING COMPANY"         means a holding company as defined in
                                     Section 736 of the Companies Act;

           "INITIAL CONSIDERATION"   shall have the meaning ascribed thereto in
                                     Clause 3.1(a);

           "INTELLECTUAL PROPERTY"   means any or all of the following and all
                                     rights in, arising out of, or associated
                                     therewith: (i) all patents and applications
                                     therefor; (ii) all inventions (whether
                                     patentable or not), disclosures,
                                     improvements, trade secrets, proprietary
                                     information, know how, technology,
                                     technical data and customer lists, and all
                                     documentation relating to any of the
                                     foregoing; (iii) all copyrights, copyrights
                                     registrations and applications therefor;
                                     (iv)


                                     all industrial designs and any
                                     registrations and applications therefor;
                                     (v) all trade names, logos, common law
                                     trademarks and service marks; (vi)
                                     trademark and service mark registrations and applications therefor and all goodwill associated therewith; (vii) all databases and data collections; and (viii) all computer software including all source code, object code, development tools, files, records and data, all media on which any of the foregoing is recorded; and (ix) any similar, corresponding or equivalent rights to any of the foregoing; and (x) all documentation related to any of the foregoing;

           "INTELLECTUAL
             PROPERTY RIGHTS"        means all Intellectual Property owned, used
                                     or enjoyed by the Company in connection
                                     with the business carried on by the Company at Completion and references to
                                     Intellectual Property Rights shall be
                                     construed as including references to each individual right and all of them;

           "INVESTOR"                means a holder of securities listed or
                                     quoted on the Official List of the London
                                     Stock Exchange or the Alternative
                                     Investment Market (AIM) or a recognised
                                     investment stock exchange (as defined in Section 841(1) of the Taxes Act) or of shares allotted under a prospectus issued pursuant to the Business Expansion Scheme, provided that such holding does not exceed five (5) per cent of the class of securities of which the said holding forms part;

           "LAST  ACCOUNTS"          means the audited accounts of the Company
                                     comprising a balance sheet as at 30 April
                                     1997, a profit and loss account for
                                     the fiscal year ended on 30 April 1997, the notes thereto and the Directors' and Auditors' reports thereon;

           "LAST ACCOUNTING DATE"    means 30 April 1997;

           "MR BUGGY"                means Gerard Buggy;

           "MR MANZIE"               means Roderick Manzie;

           "MR MARTIN"               means George Henry Martin;

           "MR STRASZYNSKI"          means Phillip Straszynski;

           "PREMISES"                means the premises of the Company short
                                     particulars of which are set out in
                                     Schedule 3;

           "PRODUCTS"                means products (including without
                                     limitation computer software) of a type
                                     which within the twelve (12) months
                                     immediately preceding the Completion Date have been produced, marketed and/or sold or otherwise dealt in by the Company in the ordinary course of its business and in respect of which the Company has not discontinued such production, marketing, sale or dealings;

           "PURCHASER'S AUDITORS"    means Arthur Andersen or such other firm of
                                     chartered accountants as may be appointed auditors of the Purchaser from time to time;

            "PURCHASER'S GROUP"      (excepting only in relation to Clause
                                     11) means the Purchaser and any
                                     subsidiary or holding company of the
                                     Purchaser and any subsidiary of such
                                     holding company;

           "PURCHASE SHARES"         shall have the meaning ascribed thereto in
                                     Clause 3.1(b);

           "PURCHASER'S SOLICITORS"  means Clyde & Co of 51 Eastcheap, London
                                     EC3M 1JP;

           "QUARTER OR QUARTERLY"    means a calendar quarter namely, 1
                                     January to 31 March, 1 April to 30
                                     June, 1 July to 30 September and/or 1
                                     October to 31 December;

           "RELEVANT VALUE"          in respect of a Purchase Share means the
                                     value of such Purchase Share determined in accordance with Clause 3.1(b) and, in respect of an Earn-Out Share, means the value of such Earn-Out Share (determined in accordance with Clause 3.1(c)) on the date of issue thereof to the relevant Vendor;

           "RESTRICTED AREA"         means Europe;

           "RESTRICTED PERSON"       means any person who at the Completion Date
                                     or during the period of twelve (12) months immediately preceding the Completion Date is or has been a customer or client of the Company in respect of any of the Products or the Services;

           "RTPA"                    means the Restrictive Trade Practices Act
                                     1976;

           "SERVICE AGREEMENT
           SIDE LETTER"              means the side letter in the agreed form to
                                     be entered into between the Purchaser and each of the Vendors related to the service agreements to be granted to them;

           "SERVICES"                means services of a type which within the
                                     twelve (12) months immediately preceding the Completion Date have been provided and/or marketed by the Company in the ordinary course of its business and in respect of which the Company has not discontinued such provision or marketing;

           "SHARES" means the issued 12,000 ordinary shares of ,1 each in the capital of the Company, being the entire issued share capital of the Company as at Completion;

           "SSAP" means a Statement of Standard Accounting Practice in the form last published prior to the date of this Agreement by the Institute of Chartered Accountants in England and Wales;

           "SUPPLEMENTAL AGREEMENT"  means any deed or document to be entered into pursuant to, or expressly contemplated by, this Agreement (including without limitation the Tax Deed and the Escrow Agreement);

           "SUBSIDIARY"              means a subsidiary as defined in Section
                                     736 of the Companies Act;

           "TAX"                     means tax as defined in the Tax Deed;

           "TAXES ACT"               means the Income and Corporation Taxes Act
                                     1988;

           "TAX AUTHORITY"           means a tax authority as defined in the Tax
                                     Deed;

           "TAX DEED"                means a deed between the Vendors and the
                                     Purchaser in the form set out in Schedule
                                     6;

           "TCGA"                    means the Taxation of Chargeable Gains Act
                                     1992;


           "UK"                      means the United Kingdom;

           "UNAUDITED ACCOUNTS"      means the unaudited accounts of the Company
                                     attached as Schedule 7 comprising a balance sheet as at 30 April 1998 and a profit and loss account for the fiscal year ended on 30 April 1998;

           "US"                      means the United States of America;

           "VAT"                     means Value Added Tax;

           "VAT ACT 1994"            means the Value Added Tax Act 1994;

           "VENDORS' ACCOUNTANTS"    means Freeman & Partners or such other
                                     accountants as may be appointed by the
                                     Vendors from time to time;

           "VENDORS' SOLICITORS"     means S J Berwin & Co of 222 Grays Inn
                                     Road, London, WC1X 8HB; and

           "WARRANTIES"              means the warranties set out in Schedule 4.

1.2 The Schedules are deemed to be incorporated in this Agreement, and a reference to "THIS AGREEMENT" includes a reference to the Schedules.

1.3        In this Agreement:

           1.3.1 the clause headings are included for convenience only and shall not affect the construction of this Agreement;

           1.3.2 words denoting the singular shall include the plural and vice versa;

           1.3.3 words denoting any gender shall include a reference to each other gender; and

           1.3.4 references to persons shall be deemed to include references to natural persons, firms, partnerships, companies, corporations, associations, organisations, foundations and trusts (in each case whether or not having separate legal personality).

1.4 References in this Agreement to "CLAUSES" and "SCHEDULES" are references to Clauses of and Schedules to this Agreement and references to the "PARTIES" or a "PARTY" are references to the parties or a party to this Agreement.

1.5 References in this Agreement to statutory provisions shall (where the context so admits and unless otherwise expressly provided) be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted whether before or after the date of this Agreement and to the corresponding provisions of any earlier legislation (whether repealed or not) directly or indirectly amended, consolidated, extended, replaced or re-enacted thereby and to any orders, regulations, instruments or other subordinate legislation made under the relevant statute; provided however, that no liability of the Vendors under this Agreement shall be created, increased or extended by any such amendment, consolidation, extension or re-enactment after the date hereof.

1.6 If any of the words and expressions defined in Clause 1.1 are also defined in any of the Schedules then for the purposes of interpreting that relevant Schedule such words and expressions shall have the meanings ascribed to them in that Schedule.

2          AGREEMENT TO SELL AND PURCHASE

           Each of the Vendors agrees to sell with full title guarantee such of the Shares as are set out opposite his name in Column 2 of Schedule 1 to the Purchaser and the Purchaser agrees to purchase the Shares, in each case free from all Encumbrances and together with all benefits and rights now attached or accruing thereto and the right to receive all dividends declared and other distributions made or paid on or after the date of this Agreement provided that nothing in this Agreement shall oblige the Purchaser to purchase some only of the Shares unless the Vendors shall at the same time complete the sale to the Purchaser of all of the Shares.

3          CONSIDERATION

3.1 The aggregate consideration payable by the Purchaser to the Vendors in respect of the sale and purchase of the Shares shall be as follows:

           (a) a total cash sum of US$1,200,000 ("the Initial Consideration"), apportioned between the Vendors as set out in Column 3 of Schedule 1, payable in accordance with Clause 3.2(a) and Clause 3.2(c). For the avoidance of doubt, US$120,000, being ten percent (10%) of the Initial Consideration ("the Escrow Cash"), shall be delivered into escrow at Completion in accordance with Clause 3.2(c);

           (b) unregistered shares in the common stock of the Purchaser having a total value of US$3,600,000, the number of shares to be determined by dividing US$3,600,000 by (i) the average closing price for such shares for the thirty (30) Business Days immediately preceding the Completion Date as derived from the last trade reported by NASDAQ on each of such thirty (30) Business Days or (ii) US$26.00, whichever is lower (collectively, "the Purchase Shares"), allotted and newly issued to the Vendors in accordance with their respective proportional entitlements as set out in Column 4 of Schedule 1 and in accordance with Clause 3.2(b). Ten percent (10%) of the Purchase Shares ("the Escrow Shares") shall be delivered into escrow upon their issue in accordance with Clause 3.2(c);

           (c) unregistered shares in the common stock of the Purchaser having a total value of US$3,000,000 ("the Earn-Out Shares") may be awarded to the Vendors in accordance with this Clause 3.1(c) and will be valued for the purposes of any such award at the time that such award is made in accordance with this Clause 3.1(c).

                      A percentage of the Earn-Out Shares may be awarded to the Vendors (in proportion to their respective holdings of Shares as set out in Column 2 of Schedule 1), based on attainment of the performance objectives set out below in each of the periods 1 July 1998 to 30 June 1999 ("the First Year" or "Year 1") and 1 July 1999 to 30 June 2000 ("the Second Year" or "Year 2").

                      The performance objectives shall be based on the US dollar contribution ("Contribution") from:

                      (i) the sales of the software products by the Company and any successor acting as seller of such software products ("the Earn-Out Products") in respect of which the Contribution shall comprise any and all [product license revenues] (as determined in accordance with US
                                 GAAP) for the Earn-Out Products ("Revenues"),

                                 (aa) less any royalties, commissions and bonuses and/or any other direct costs specifically attributable to goods sold associated with the Revenues; and

                                 (bb)       less any research and development
                                            expenses;

                                 ! in excess of 30% of the Revenues in respect of the First Year; and

                                 ! in excess of 25% of the Revenues in respect of the Second Year; and

                      (ii) In addition, fifty percent (50%) of the revenue (as determined in accordance with US GAAP) recognised by the Company and any successor of any part of its business from Utility Company either directly or indirectly in each of the First Year and the Second Year for the Year in which it is recognised.

                                 The Contribution goal ("Contribution Goal") for the First Year shall be US$1,700,000. The Contribution Goal for the Second Year shall be US$2,120,000.

                                 In the First Year, Earn-Out Shares to a maximum aggregate value of US$1,500,000 may be awarded to the Vendors. The number of Earn-Out Shares (if any) to be awarded to the Vendors in respect of each Quarter during the First Year shall be calculated on each of 30 September 1998, 31 December 1998, 31 March 1999 and 30
                                 June 1999 by dividing the cumulative Earn-Out achieved as defined by the table set forth below (less any Earn-Out from prior Quarters for which Earn-Out shares have been previously awarded), by the average closing price for the Earn-Out shares for the thirty (30) Business Days immediately preceding the Quarterly Date in question, as derived from the last trade reported by NASDAQ on each of such thirty (30) Business Days.

                                 In the Second Year, Earn-Out Shares to a maximum aggregate value of the remaining US$1,500,000 may be awarded to the Vendors. The number of Earn-Out Shares (if any) to be awarded to the Vendors in respect of each Quarter during the Second Year shall be calculated on each of 30 September 1999, 31 December 1999, 31 March 2000 and 30 June 2000 by dividing the cumulative Earn-Out achieved as defined in the table set forth below (less any Earn-Out from prior Quarters during the Second Year for which Earn-Out Shares have been previously awarded), by the average closing price for the Earn-Out Shares for the thirty
                                 (30) Business Days immediately preceding the Quarterly date in question, as derived from the last trade reported by NASDAQ on each of such thirty (30) Business Days. Credit shall be given in

                                 Year 2 for any Year 1 Contribution in excess of the US$1,700,000 First Year Contribution Goal.

                                 One hundred percent (100%) of the Earn-Out
                                 Shares will be awarded if both Contribution
                                 Goals specified above are met or exceeded. In respect of each Contribution Goal, a partial payment will be made based on achievement of more than 60% of such Contribution Goal, as detailed in the following table. In between the percentage achievement of Contribution Goals referred to in the left hand column of the table below, payouts will be extrapolated pro rata to the sums set out in the right hand column.

                     Cumulative Annual Contribution                         Earn-out
                     ------------------------------                         --------
                     %         Year 1              Year 2                   %          Year 1/Year 2*
                     -         ------              ------                   -          -------------
                     60        US$1,020,000        US$1,272,000      |      0          0
                     70        US$1,190,000        US$1,484,000      |      25         US$375,000
                     80        US$1,360,000        US$1,696,000      |      50         US$750,000
                     90        US$1,530,000        US$1,908,000      |      75         US$1,125,000
                     100       US$1,700,000        US$2,120,000      |      100        US$1,500,000


                     *In shares, the number of shares determined with reference to the closing price during the thirty (30) day period up to the last trading day of the Quarter in which shares are earned. In-between amounts will be extrapolated.

                     Example: Contribution in the first Quarter of Year 1 is US$1,250,000. The Earn-Out amount is extrapolated to be US$507,353. In the second Quarter of Year 1, cumulative Year 1 Contribution reaches US$2,000,000. Earn-Out amount is US$992,647 (US$1,500,000 less previous Earn-Outs awarded). The US$300,000 Contribution overachievement in Year 1 is credited to Year 2 Contribution.

3.2        The Consideration shall be paid/awarded as follows:

           (a) as to US$1,080,000 (being part of the Initial Consideration) in cash on Completion by bank transfer to a nominated bank account of the Vendors' Solicitors, details of which account have been provided by the Vendors' Solicitors to the Purchaser's Solicitors. The Vendors' Solicitors are hereby irrevocably authorised by the Vendors to accept the Initial Consideration and the Vendors' Solicitors' receipt therefor shall be an absolute discharge to the Purchaser of its obligation to pay the Initial Consideration;

           (b) as soon as reasonably practicable (and, save in the event of any dispute as referred to in Clause 3.3, within thirty
                      (30) Business Days) after Completion, the Purchaser shall allot and newly issue to each Vendor the number of Purchase Shares to which he is entitled calculated in accordance with Clause 3.1(b) and the percentage entitlement set out opposite such Vendor's name in Column 4 of Schedule 1;

           (c) the Escrow Cash shall within five (5) Business Days after Completion and share certificates in respect of the Escrow Shares shall as soon as reasonably practicable (and, save in the event of any dispute as referred to in Clause 3.3, within thirty (30) Business Days) after Completion be delivered by the Purchaser to the Escrow Agent to be held in escrow pursuant to the terms of the Escrow Agreement as security for the obligations of the Vendors under this Agreement and/or the Tax Deed;

           (d) in the case of any Earn-Out Shares to be awarded to the Vendors pursuant to Clause 3.1(c), and subject to Clause 5 and without prejudice to the provisions of Clause 3.1(c), the Earn-Out Shares shall be allotted and newly issued and share certificates in respect of such Earn-Out Shares shall be delivered to the Vendors in accordance with their respective entitlements within 45 days after each Quarterly date (not ending on the Company's fiscal year end) specified in Clause 3.1(c) on which any award has been calculated as being due. For the Quarters ended 31 December 1998 and 1999, such Earn-Out Shares will be delivered to the Vendors within 90 days after the Quarter end. For the avoidance of doubt, if in relation to the First Year, the Second Year and/or any Quarter thereof specified in Clause 3.1(c) the Contribution Goals set out in Clause 3.1(c) are not met or exceeded, no Earn-Out Shares shall be awarded, allotted and/or issued by the Purchaser to the Vendors under Clause 3.1(c) in respect of the year or, as the case may be, Quarter period(s) in question.

3.3 The Purchaser shall deliver to the Vendors within forty-five (45) days after each Quarterly date specified in Clause 3.1(c) details of the calculations made by the Purchaser under Clause 3.1(c) for the purpose of determining whether any Contribution Goals have been met or exceeded. Should the Vendors disagree in any material respect with the Purchaser's determination of whether any Contribution Goals have been met or exceeded, the Vendors shall notify the Purchaser in writing of such disagreement within thirty (30) days after delivery by the Purchaser of details of the Purchaser's calculations relating thereto and in the absence of agreement the parties shall, within fourteen (14) days after receipt by the Purchaser of any such notification by the Vendors, agree to the appointment of a single independent arbitrator to fully and finally settle such disagreement. Should the parties fail to agree as to the choice of an arbitrator within such fourteen (14) day period, any such disagreement shall be settled fully and finally by a single independent arbitrator chosen, upon the request of either party, by the President of the Chartered Institute of Arbitrators and such arbitrator shall be instructed to settle such disagreement as expeditiously as possible.

3.4 The Purchaser agrees to register the Consideration Shares in accordance with the terms of the Shareholder Agreement attached hereto as Schedule 9.

3.5 The Consideration Shares to be issued pursuant to Clause 3.1 of this Agreement have not been registered under the US Securities Act, in reliance upon exemptions from registration provided by Regulation S and/or Section 4(2) under the US Securities Act. The certificates for shares of Consideration Shares to be issued pursuant to this Agreement shall bear appropriate legends to identify such shares as being "restricted securities" within the meaning of Rule 144(a)(3) under the US Securities Act and to comply with applicable US state securities laws. It is acknowledged and understood by the Vendors that the Consideration Shares being offered and sold by the Purchaser pursuant to this Agreement in reliance upon such exemptions from registration is based in part upon the representations of each Vendor contained in the Shareholder Agreement attached hereto as Schedule 9.

3.6 The Purchaser undertakes with the Vendors that neither it nor any member of the Purchaser's Group will during either the First Year or the Second Year (i) knowingly do any act or thing which is injurious to the Company or its business or which materially impedes the Vendors' ability to achieve the maximum Contribution Goals, or (ii) fail to give fair and reasonable consideration to any request for working capital made by the Company or any successor to any part of its business which is consistent with the financial objections of the consolidated financial position of the Purchaser's Group. For the avoidance of doubt, the Purchaser's act of purchasing the Shares (and any results flowing therefrom) shall not constitute any act or thing which is injurious to the Company or its business or which materially impedes the Vendor's ability to achieve the maximum Contribution Goals.

3.7 The Vendors and the Purchaser shall as soon as reasonably practicable after Completion complete and agree Schedule 1 of the Escrow Agreement stating, inter alia, the number of Escrow Shares to be held in escrow by the Escrow Agent and the proportion of such Escrow Shares attributable to each Vendor. The Vendors and the Purchaser shall procure that, as soon as reasonably practicable after such Schedule has been completed and agreed in accordance with this Clause 3.7, a copy of such Schedule is delivered to the Escrow Agent.

4          PRE-EMPTION RIGHTS

4.1 Each of the Vendors hereby irrevocably waives (and undertakes that any other person having any such rights has irrevocably waived) all and any rights of pre-emption and/or other restrictions on, conditions of and/or requirements relating to transfer over or in respect of the Shares (or any of them), whether such rights of pre-emption or other restrictions, conditions and/or requirements exist by virtue of the Articles of Association of the Company or otherwise.

4.2 Without prejudice to the generality of Clause 4.1, each of the Vendors hereby irrevocably waives (and undertakes that any other person having any such rights has irrevocably waived) all and any rights of pre-emption and/or other restrictions on, conditions of and/or requirements relating to transfer over or in respect of any and all shares (including without limitation the Shares in the capital of the Company at any time and from time to time in issue, whether such rights of pre-emption and/or other restrictions, conditions and/or requirements exist or existed (as the case may be) by virtue of Article 8 of the Company's Articles of Association in force as at the Completion Date, any other provisions of any Articles of Association of the Company in force from time to time, or otherwise.

5          SET-OFF

           Without prejudice to any other rights or remedies available to the Purchaser under this Agreement or otherwise, the Purchaser shall be entitled to deduct from any award which may at any time become due to the Vendors (or any of them) under Clause 3.1(c), Earn-Out Shares to the value (at the Relevant Value) of any claims by the Purchaser in respect of any breach of any of the Warranties, indemnities and/or other terms of this Agreement which have at the time such award becomes due been agreed by the Vendors and the Purchaser or determined to be due in the circumstances described in Clause 3.3, save that the arbitrator shall be an independent Queen's Counsel nominated by the President for the time being of the Law Society.

6          WARRANTIES

6.1 Each of the Vendors jointly and severally warrants to the Purchaser for the benefit of the Purchaser, its permitted successors and permitted assigns that, as at the date of this Agreement, the Warranties are true and accurate in all respects and not misleading. For this purpose only, any reference (whether express or implied) in a Warranty (i) to "the date of this Agreement" shall also be construed as a reference to "the date of Completion", and (ii) to "the date of Completion" shall also be construed as a reference to "the date of this Agreement".

6.2 Each of the Warranties is given subject to the matters fairly disclosed in the Disclosure Letter.

6.3 Each of the Warranties shall be construed separately and independently of each other and no Warranty shall be limited or restricted by reference to or inference from any other Warranty or other provision of this Agreement save for the limitations set forth in Schedule 8 and Clause 11.3.

6.4 The Warranties shall remain in full force and effect after Completion and the Purchaser's rights and remedies in respect of any breach of the Warranties or under any other provision of this Agreement shall not be regarded as modified or varied by Completion, by any investigation (including without limitation any due diligence investigation) made by or on behalf of the Purchaser in connection with the purchase of the Shares or any information or documents supplied to it (save as fairly disclosed in the Disclosure Letter), by the Purchaser failing to exercise or delaying the exercise of any of its rights or remedies or by any other event or matter whatsoever except a specific and duly authorised written waiver or release by the Purchaser.

6.5 Where any of the Warranties is qualified by the phrase "so far as the Vendors are aware" or any similar phrase, the Vendors shall be deemed to have made reasonable enquiry with regard to the subject matter of such Warranty.

6.6 Any payment made pursuant to the Warranties by the Vendors shall be deemed to be an adjustment to the Consideration.

6.7 The Vendors each undertake (for themselves and any nominees) that so long (after Completion) as they remain the registered holder of any of the Shares they will:

           (a) not represent themselves as the beneficial owners of any of the Shares;

           (b) exercise all powers, rights and privileges vested in the registered holder of the Shares only in accordance with the written directions of the Purchaser; and

           (c) hold the Shares and any dividends or other distributions of profits or assets in respect thereof in trust for the Purchaser.

6.8 Each of the Vendors hereby waives all and any claims which they (or any of them) have or may have against the Company and/or any of the officers, employees, servants or agents of the Company in respect of any information or opinions supplied or omitted to be supplied to any of the Vendors in connection with any of the Warranties, any Supplemental Agreement (including but not limited to the Tax Deed) and/or the compilation and/or preparation of the Disclosure Letter or on which the Vendors (or any of them) may otherwise have placed reliance before entering into this Agreement.

6.9        The provisions of Schedule 8 (Limitations) shall apply.

6.10       The Purchaser represents and warrants to the Vendors in the terms of
           Schedule 11.

7          INDEMNITIES

           Not applicable.

8          COMPLETION

           Completion will take place on 12 June 1998 immediately after the signing of this Agreement in accordance with Schedule 5 at the offices of the Purchaser's Solicitors when the business described in
           Schedule 5 will be transacted.

9          RESTRICTIVE COVENANTS

9.1 Each of the Vendors other than Mr Martin (and the expression "the Vendors" in this Clause 9 only shall be construed accordingly) hereby undertakes to and covenants with the Purchaser that he will not either on his own account or jointly with or as manager, agent, officer, employee or otherwise on behalf of any other person, firm or corporation directly or indirectly:

           9.1.1 for a period of two (2) years from the Completion Date carry on or be engaged, concerned, or interested (otherwise than as an Investor) in or assist any business which competes with any business of the Company as carried on at the Completion Date;

           9.1.2 for a period of two (2) years from the Completion Date carry on or be engaged, concerned or interested (otherwise than as an Investor) in or assist any person concerned in the supply of:

                     (a) the Products or products reasonably likely to be regarded by the Company's customers as similar or equivalent to the Products ("EQUIVALENT PRODUCTS"); and/or

                     (b) the Services or services reasonably likely to be regarded by the Company's customers as similar equivalent to the Services ("EQUIVALENT SERVICES")

                               in any such case within the Restricted Area;

           9.1.3 for a period of two (2) years from the Completion Date canvass or solicit or attempt to canvas or solicit business, orders and/or custom for the Products or any Equivalent Products or the Services or any Equivalent Services from any Restricted Person nor directly or indirectly assist any person to do so;

           9.1.4 for a period of (2) years from the Completion Date supply the Products, any Equivalent Products, the Services and/or any Equivalent Services to any Restricted Person;

           9.1.5 for a period of two (2) years from the Completion Date solicit or entice away or endeavour to solicit or entice away from the Company or the Purchaser any person who on the Completion Date or within the six (6) months immediately preceding the

                      Completion Date is or was a director, officer, employee or other servant of the Company;

           9.1.6 for a period of two (2) years from the Completion Date employ in any capacity or offer employment in any capacity to or enter into or offer to enter into partnership with any person in relation to whom Clause 10.1.5 is applicable except where the person concerned left the Company more than 6 months before the offer of employment was made;

           9.1.7 induce or attempt to induce any person (including without limitation any agent or independent distributor) who in the six (6) months immediately preceding the Completion Date has been a supplier of any goods or services to the Company to cease to supply, or to restrict or vary the terms of supply, to the Company;

           9.1.8 at any time after the Completion Date use or procure the use in connection with any business other than that of the Purchaser's Group of any corporate or business name which is identical to or likely to be confused with the corporate name or any business name of the Company or which might suggest a connection with the business of the Company; and/or

9.2 The above restrictions are considered reasonable by the parties for the legitimate protection of the business and goodwill of the Company but in the event that any such restriction shall be found to be void but would be valid if some part thereof was deleted or the scope, period or area of application were reduced such restriction shall apply with the deletion of such words or such reduction of scope period or area of application as may be required to limit such restrictions to what is required for the legitimate protection of such business and goodwill.

9.3 References in this Clause 10 to "the Company" include without limitation any member of the Purchaser's Group which is at any relevant time the successor of the business of the Company.

10         POST COMPLETION EFFECT

           This Agreement shall remain in full force and effect after and notwithstanding Completion in respect of all obligations, agreements, covenants, undertakings, Warranties and/or indemnities which have not been done, observed or performed at or prior to Completion and subject to the terms of this Agreement the parties may take action for any breach or non-fulfilment of any of such obligations, agreements, covenants, undertakings, Warranties and/or indemnities either before or after Completion it being agreed that Completion shall not be deemed to constitute a waiver of or operate as an estoppel against any right to take any such action.

11         SUCCESSORS AND ASSIGNS

11.1 For the purposes of this Clause 11 only, "Purchaser's Group" shall mean the Purchaser, any holding company and/or subsidiary of the Purchaser (including but not limited to New Era of Networks Limited) and/or any company which is an associated, affiliated or related company of the Purchaser and/or of any holding company and/or subsidiary of the Purchaser. For the purposes of this definition only, an associated, affiliated or related company shall mean a company in which the Purchaser and/or any holding company and/or subsidiary of the Purchaser has a percentage shareholding of fifty percent (50%) or more.

11.2 This Agreement shall be binding upon and enure for the benefit of each party's successors.

11.3 The Purchaser may not assign or transfer or purport to assign or transfer any right or obligation under this Agreement except that the benefit of the Warranties may be assigned or transferred in whole or in part by the Purchaser or its permitted assigns to any member for the time being of the Purchaser's Group but only to the extent that the assignee or transferee is a successor in title to the Shares under this Agreement and only for so long as such assignee or transferee shall remain a member of the Purchaser's Group.

11.4 None of the Vendors may assign or transfer or purport to assign or transfer any right or obligation under this Agreement.

12         INFORMATION AND CONFIDENTIALITY

           Each of the Vendors hereby undertakes to the Purchaser:

12.1 that he will at any time and from time to time after Completion until he ceases to be an employee of the Company or until 30 June 2000 (whichever is later) give to the Purchaser on request all information in his possession concerning the business, dealings, transactions or affairs of the Company and/or any Intellectual Property which is within his knowledge and in particular, but without prejudice to the generality of the foregoing, relating to claims made or threatened against the Company and the source from and consideration for which any assets of the Company were acquired or derived; and

12.2 that he will not at any time after the date hereof, take away or (directly or indirectly) make use of, divulge or communicate to any person (except as may be necessary to comply with any statutory or regulatory obligation or order of any court or statutory tribunal of competent jurisdiction) any Confidential Information and/or Intellectual Property of the Company unless:

           12.2.1 such Intellectual Property and/or Confidential Information has entered the public domain otherwise than by reason of the act or default of any Vendor; or

           12.2.2 such Intellectual Property and/or Confidential Information is provided after Completion to any Vendor by any third party who is under no obligation of confidentiality to the Purchaser or the Company or is otherwise acquired by a Vendor in circumstances which do not give rise to any obligation of confidentiality (express or implied) to the Purchaser or the Company.

13         ANNOUNCEMENTS AND PUBLICITY

13.1 Any announcement or circular or other publicity relating to this Agreement or to any termination hereof shall prior to its publication be approved in writing by each of the parties as to its content, form and manner of publication (such approval not to be unreasonably withheld or delayed) save for any announcement, circular or other publicity required to be made or issued by the Purchaser pursuant to the regulations of the rules of the United States SEC. The Vendors and the Purchaser shall consult together upon the form of any such announcement, circular or other publicity and the other party or parties shall promptly provide such information and comment as the party issuing any such announcement, circular or other publicity may from time to time reasonably request and the issuing party shall take into account the reasonable representations of the Purchaser or in the case of the other party being the Vendors, the Purchaser, as to the timing and content of any such announcement circular or other publicity. Any approval of the Vendors required by this Clause 14.1 may be given by Mr Buggy on their behalf.

13.2 Save for any announcement or circular or other publicity permitted by Clause 14.1 no party shall make any announcement or issue any circular or other publicity relating to this Agreement or to any termination hereof.

14         COSTS

           The parties shall pay their own costs and expenses in relation to the preparation, execution and carrying into effect of this Agreement.

15         NOTICES

15.1 Any notice or other communication to be given under or in connection with this Agreement shall be in writing, addressed to the party to be served and delivered personally or sent by international overnight courier or by facsimile:

           (a) in the case of an individual, to the address herein stated; and

           (b) in the case of a company or corporation, to its principal place of business for the time being,

           or (in either case) to such other address as the addressee may from time to time specify for the purpose of, and in accordance with the provisions of, this clause 16.

15.2 In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

           (a) if delivered personally, when left at the address referred to in clause 16.1;

           (b) if sent by international overnight courier, three (3) Business Days after having been deposited with an international overnight courier; and

           (c) if sent by facsimile, three (3) hours after completion of its transmission if transmitted before 2.00 pm on any Business Day (at the place of receipt) and otherwise by
                      11.00 am on the next Business Day.

15.3 In proving the giving of notice it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and deposited with an international overnight courier or that the facsimile was transmitted.

16         FURTHER ASSURANCE

           The Vendors shall for a period of one (1) year from Completion and at the Purchaser's cost do, execute and perform and shall (in so far as they are able) procure to be done, executed and performed all such further acts, deeds, documents and things as the Purchaser may reasonably require from time to time effectively to vest the beneficial ownership of the Shares in the Purchaser or as it directs free from all Encumbrances and otherwise to give to the Purchaser the full benefit of this Agreement.

17         WAIVERS

17.1 Any failure by any party to exercise and any delay, forbearance or indulgence by any party in exercising any right, power or remedy under this Agreement shall not operate as a waiver of that right, power or remedy or preclude its exercise at any subsequent time or on any subsequent occasion.

17.2 The single or partial exercise of any right, power or remedy shall not preclude any other or further exercise of that right, power or remedy or the exercise of any other right, power or remedy.

17.3 No custom or practice of the parties at variance with the terms of this Agreement shall constitute a waiver of the rights of any party under this Agreement.

18         VARIATION

           No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of each of the parties.

19         JOINT AND SEVERAL LIABILITY

           In relation to any two or more persons who are jointly and severally liable under this Agreement, the liability under this Agreement of any one or more of such persons shall not be prejudiced or affected in any way by the giving of time or any forbearance or indulgence granted by any other party to any other or others of such persons or by the release or compromise by any other party of any liability under this Agreement of any other or others of such persons.

20         RESTRICTIVE TRADE PRACTICES ACT 1976 - REGISTRATION

           No provision of this Agreement or of any agreement or arrangement which forms part of the same agreement for the purposes of the RTPA which (alone or together with any other provision) renders or would render this Agreement or any such agreement or arrangement liable to registration under the RTPA shall have effect until the day after that on which the relevant particulars are furnished to the Director General of Fair Trading pursuant to the RTPA.

21         COUNTERPARTS

           This Agreement may be executed in two or more counterparts and in facsimile counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same Agreement. Unless otherwise provided in this Agreement, this Agreement shall become effective and be dated (and each counterpart shall be dated) on the date on which this

           Agreement (or a counterpart of this Agreement) is signed and delivered by the last of the parties to execute this Agreement or, as the case may be, a counterpart thereof.

22         APPLICABLE LAW

22.1 This Agreement shall be deemed to have been made in England and English law shall govern:

           22.1.1     its existence and validity;

           22.1.2     its interpretation;

           22.1.3     its performance;

           22.1.4 within the limits of the powers of the Courts of England by its procedural law, the consequences of its breach; and

           22.1.5 the various ways of extinguishing obligations under it and limitations of actions arising from it or its breach.

22.2 Each party submits to the exclusive jurisdiction of the Supreme Court of Judicature of England, waives personal service of any proceedings, agrees that service on him or it of proceedings may be effected by registered mail to his or its address for service referred to in Clause 15 of this Agreement, and waives any objection to proceedings in such Court on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum.


22.3 The submission of the parties to the jurisdiction of the Supreme Court of Judicature of England shall not affect the right of any party to take proceedings for enforcement in any other jurisdiction nor shall the taking of proceedings in any jurisdiction for such purpose preclude any party from taking proceedings in any other jurisdiction for that purpose.

22.4 Nothing contained in this Clause 22 shall affect the right to serve process in any other manner permitted by law.

THIS AGREEMENT is executed as a deed and is delivered on the day and year first before written.

                                   SCHEDULE 1

                        PARTICULARS OF THE VENDORS AND OF
                     THE SHARES TO BE SOLD AND CONSIDERATION
                         TO BE RECEIVED BY EACH OF THEM




(1)                          (2)                   (3)                    (4)                   (5)                   (6)
NAME AND ADDRESS OF          Number of             Initial                Percentage            Cash to be            Percentage of
VENDOR                       Shares to be          Consideration          entitlement           held in               Escrow
                             Sold                  US$                    to Purchase           escrow US$            Shares
                                                                          Shares

Gerard Buggy                  3,900                351,000                32.5                  39,000                32.5
Wellwood
Watts Lane
Chislehurst
Kent  BR7 5PJ


Roderick Manzie               3,900                351,000                32.5                  39,000                32.5
3 Heathside
Church Lane
St Albans
Hertfordshire  AL4 0NH


Phillip Straszynski           3,900                351,000                32.5                  39,000                32.5
2 North Park
London  SE9 5AP


George Henry Martin             300                 27,000                 2.5                   3,000                 2.5
28 Tithe Barn Close
St Albans
Herts  AL1 2QD



                             ---------             -----------            --------              ---------             ---------


TOTALS                       12,000                1,080,000              100%                  120,000               100%

                                   SCHEDULE 2


                       PARTICULARS CONCERNING THE COMPANY



     1.    Registered Office:            Bowman House, 29 Wilson Street,
                                         London EC2M 2SJ

     2.    Date of Incorporation:        3 June 1992

     3.    Registered Number:            2720145

     4.    Directors:                    Mr Buggy, Mr Manzie, Mr Martin,
                                         Mr Straszynski

     5.    Secretary:                    Mr Manzie

     6.    Mortgages and Charges:        -  Charge dated 23 March 1995 in favour
                                            of National Westminster Bank Plc

                                         -  Rent Deposit Deed dated 4 February
                                            1998 in favour of First Commercial
                                            Bank Limited

     7.    Share Capital:                ,25,000 divided into 25,000 ordinary
                                         shares of ,1 each of which 12,000 have
                                         been issued and are fully paid up

     8.    Accounting Reference Date     30 April

                                   SCHEDULE 3


                                  THE PREMISES


     PREMISES                  TENURE                DATE OF LEASE                   EXPIRY DATE          USE
     --------                  ------                -------------                   -----------          ---
     Fifth Floor               Leasehold             25 October 1995                 23 June 1999         Offices
     6/7 Queen Street
     London EC4


     Fifth Floor               Leasehold             23 August 1995                  22 August 2005       Offices
     Bowman House
     29 Wilson Street
     London EC2

                                   SCHEDULE 4

                                     PART A

                               GENERAL WARRANTIES

For the purposes of this Schedule 4, "Material" means having a value of US$5,000 or more.


1          INFORMATION SUPPLIED AND CAPACITY OF VENDORS

1.1 All information contained in this Agreement is true, accurate and complete in all material respects.

1.2 The Vendors have full power and authority to enter into and perform this Agreement and the Supplemental Agreements and this Agreement and the Supplemental Agreements, when executed, will constitute valid and binding obligations on the Vendors in accordance with the respective terms thereof.

2          ACCOUNTS AND RECORDS

2.1        ACCOUNTING AND OTHER RECORDS

           2.1.1 The Company has at all times properly maintained all books, accounts and records of whatever kind required by UK law to be maintained.

           2.1.2 The accounting records of the Company have been kept and maintained in accordance with the provisions of the Companies Act in all material respects.

           2.1.3 No notice or allegation that any of the books, accounts or records is incorrect or should be rectified has been received by the Company.

           2.1.4 Where any of the said books, accounts and records are kept on computer the Company is the owner of all hardware and all software licences necessary to enable it to use the said books, accounts and records as they have been used in the business of the Company hitherto and the Company does not share any hardware or software relating to the books, accounts and records with any person.

2.2        ACCOUNTS

           The Accounts:

           2.2.1 comply with the requirements of the Companies Act and generally accepted accounting principles in the UK, SSAPs and FRSs and give a true and fair view of the financial position of the Company as at the Accounting Date;

           2.2.2 disclose all assets and make proper provision or reserve in accordance with generally accepted accounting principles in the UK for all liabilities (whether or not quantified or disputed) and properly provide for in accordance with generally accepted accounting principles in the UK (or disclose by way of note) all contingent liabilities at the Accounting Date; and

           2.2.3 make proper provision in accordance with generally accepted accounting principles in the UK for depreciation of the fixed assets of the Company having regard to their original cost and estimated life in accordance with SSAP 12.

2.3        TAX

           The Company has made full provision in the Accounts for all Tax liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received on or before the Accounting Date including distributions made down to that date.

2.4        UNAUDITED ACCOUNTS

           The Unaudited Accounts have been prepared on a basis consistent with the Accounts and reasonably reflect levels of turnover and expenses and provisions, assets and liabilities of the Company for the year ended 30 April 1998.

3          BUSINESS SINCE THE LAST ACCOUNTING DATE

           Since the Last Accounting Date:

3.1 the Company has carried on its business in the ordinary and usual course and so as to maintain the same as a going concern;

3.2 the Company has not borrowed, raised or taken any money or any financial facility;

3.3 the Company has paid its creditors in accordance with its usual practice and there are no debts outstanding by the Company which have been due for more than ninety (90) days;

3.4 the Company has not entered into any capital commitments or (otherwise than in the ordinary course of carrying on its business) any transaction or agreement for the disposal of any material asset (including but not limited to any Intellectual Property);

3.5 the Company has not entered into any unusual, long-term (that is to say, incapable of performance in accordance with its terms within twelve (12) months after the date on which it was entered into or undertaken) or onerous arrangements, commitments or contracts;

3.6 the business of the Company has not been materially and adversely affected by the loss of any customers;

3.7 no distribution of capital or income (including without limitation and for the avoidance of doubt, any dividend) has been declared, made or paid or agreed or resolved to be declared, made or paid by the Company;

3.8 no loans have been made by the Company and no loan capital or loan has been or has become liable to be repaid by the Company in whole or in part;

3.9 no resolutions (whether in general meeting or otherwise) have been passed by the Shareholders of the Company or any class of its members;

3.10 no sum has been paid or voted to any Director or employee (or ex-director or ex-employee) of the Company by way of remuneration or otherwise in excess of the rates paid to him by the Company at the Last Accounting Date and no new service agreements have been made by the Company;

3.11 no material alteration has been made in the terms of employment or conditions of service of any officer or any employee, consultant, sub-contractor or agent of the Company or in the pension or other benefits of any past officer or employee of the Company or any of their dependants;

3.12 none of the fixed assets of the Company shown in the Last Accounts and none acquired by the Company since the Last Accounting Date have been lost, damaged or destroyed;

3.13 there has been no material adverse change in the financial position or so far as the Vendors are aware turnover of the Company.

4          TRADING AND CONTRACTUAL ARRANGEMENTS

4.1        ULTRA VIRES

           None of the contracts or obligations entered into by the Company is ultra vires or exceeds the powers of the directors to bind the Company and so far as the Vendors are aware the Company is not in Material default under any such contracts or obligations.

4.2        CONTRACTS

           The Company is not a party to any contract, transaction, obligation, commitment or liability which, whether by reason of its nature, term, scope, price or otherwise is or is reasonably likely to be material in relation to its business, profits or assets or which:

           4.2.1 is in any way otherwise than in the ordinary course of the Company's business;

           4.2.2 is of an unusual or abnormal nature, or not fully on an arm's length basis in the ordinary and usual course of business;

           4.2.3 is of a long term nature (that is to say incapable of performance in accordance with its terms within six (6) months after the date on which it was entered into or undertaken);

           4.2.4 is incapable of termination in accordance with its terms by the Company on ninety (90) days' notice or less;

           4.2.5 is of a loss making nature (that is to say known to be reasonably likely to result in a loss to the Company on completion of performance);

           4.2.6 cannot readily be fulfilled or performed by the Company on time without undue or unusual expenditure of money or effect;

           4.2.7 involves payment by the Company by reference to fluctuations in the index of retail prices or any other index or in the rate of exchange for any currency;

           4.2.8 involves the supply of goods and/or services the aggregate value of which will represent in excess of five (5) per cent of the turnover for the financial year of the Company ended on the Last Accounting Date; or

           4.2.9 requires an aggregate consideration payable by the Company in excess of $50,000 in respect of any one contract (excepting only any consultancy contract) during the six
                      (6) months immediately following Completion.

4.3        GUARANTEES

           The Company is not and has not agreed to become bound by any debenture or guarantee or contract for indemnity or suretyship or any like undertaking and there is not now outstanding any guarantee or contract for indemnity or suretyship or like undertaking given for the accommodation of or in respect of any obligation on the part of the Company.

4.4        CONTRACTS, ETC, WITH CONNECTED PERSONS

           4.4.1 No sums of whatever nature are owing by the Company to any of the Vendors or any of the Directors or any person being a Connected Person of the Vendors or the Directors or any of them respectively.

           4.4.2 The Company has not been a party to any transaction to which any of the provisions of Sections 320 (substantial property transactions involving Directors, etc), 322 (liability arising from contravention of Section 320), or 330 (general restrictions on loans, etc. to Directors and persons connected with them) of the Companies Act may apply.

           4.4.3 None of the Vendors nor any person being a Connected Person in relation to any Vendor has any direct or indirect interest with any business which has a close trading relationship with that of the Company or which is or is reasonably likely to become competitive with the business of the Company.

           4.4.4 There are no outstanding arrangements or understandings (whether legally binding or not) between the Company and any of the Vendors or any person who is a Connected Person of any of the Vendors relating to the management of the Company's business, or the appointment or removal of the Directors, or the ownership or transfer of ownership, or the letting of any of the assets of the Company, or the provision, supply, purchase or finance of goods, services or other facilities to, by or from the Company or otherwise howsoever in relation to the Company's affairs.

4.5        JOINT VENTURES, PARTNERSHIP, ETC

           The Company does not have and has never had any interest in or agreed to enter into any association, partnership, consortium or joint venture arrangement with any other entity.

4.6        COMMISSIONS AND FINDERS FEES

           No person is entitled to receive from the Company any finders fee, brokerage or commission in connection with the sale of the Shares to the Purchaser.

4.7        FOREIGN COMMITMENTS

           The Company has no commitments in foreign exchange which are not covered by forward purchase or sale (as appropriate) of the relevant currency.

4.8        POWER OF ATTORNEY

           The Company has not given any power of attorney or similar authority which remains in force and no person, as agent or otherwise, is entitled or authorised to bind or commit the Company to any obligation not in the ordinary course of the Company's business.

4.9        RESTRICTIVE CONTRACTS

           The Company has not entered into or agreed to enter into any selling, purchasing, or licensing agreement or arrangement or any agreement or arrangement which in any way restricts the freedom of the Company to carry on its business or any part thereof in such manner as it thinks fit.

4.10       BUSINESS NAMES

           The Company does not carry on business under any name other than its own corporate name.

4.11       WARRANTY AND INDEMNITY OBLIGATIONS

           Save for the representations, indemnities and warranties under the Sale of Goods Act 1979 and the Sales of Goods and Services Act 1982 or contained in customer or client contracts the Company has not sold or otherwise disposed of any assets or agreed to provide any services in circumstances such that is, or is reasonably likely to be, still subject to any liability (whether contingent or otherwise) under any representation, warranty or indemnity given or agreed to be given on or in connection with such sale or disposal or the provision of such services.

5          ASSETS (OTHER THAN THE PREMISES)

5.1        TITLE TO ASSETS

           5.1.1 The Company was at the Last Accounting Date the legal and beneficial owner of all the assets included in the Last Accounts and now so owns and has in its possession and under its control all such assets (save for current assets subsequently disposed of in the ordinary course of its business) and all assets acquired by it after the Last Accounting Date are free from any Encumbrance and no other person has or claims so far as the Vendors are aware any rights in relation to such assets or any of them.

           5.1.2 The Company has not acquired or agreed to acquire any assets on terms that the property therein does not pass until full payment is made or all indebtedness discharged.

           5.1.3 In relation to any asset held by the Company which is the subject of any hire purchase, conditional sale, chattel leasing or retention of title agreement or otherwise belonging to a third party so far as the Vendors are aware no event has occurred which entitles or which upon intervention or notice by any third party is reasonably likely to entitle any such third party to repossess the asset concerned, or terminate the agreement, or any licence in respect of the same.

5.2        FURNITURE AND OFFICE EQUIPMENT

           The furniture, fixtures, fittings, office equipment and vehicles used in connection with the business of the Company are in the possession and control and are the sole and absolute property of the Company free from any Encumbrance, hire purchase, leasing or rental agreement or agreement for payment on deferred terms or bill of sale, and are in reasonable condition having regard to their age and usage and in safe working order if used properly.

5.3        SUBSIDIARIES, ASSOCIATES AND BRANCHES

           The Company:

           5.3.1 is not and has never been the holder or beneficial owner of nor has it agreed to acquire any share or loan capital of any other company (whether incorporated in the UK or elsewhere);

           5.3.2 does not have outside the UK any branch, agency or place of business, or any permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this Agreement); and

           5.3.3 does not have, nor has it had, any associated company (that is to say a company which falls to be treated as such for the purposes of SSAP 1).

5.4        LEASING RENTALS

           Rentals payable by the Company in relation to any leasing or similar agreement to which it is a party have not been increased.

5.5        DEBTS

           5.5.1 The Company is not entitled to the benefit of any debt otherwise than as the original creditor and is not and has not agreed to become a party to any factoring or discounting arrangement.

           5.5.2 Save as specified in the Disclosure Letter, none of the debts in excess of ,5,000 due to the Company as at the Last Accounting Date remain unpaid at the date of this Agreement nor has any debt which has subsequently become due to the Company (or any part of any such debt) remained unpaid for more than ninety (90) days after the due date for payment or been released or written off or proved to be irrecoverable, nor is any such debt now regarded as irrecoverable.

6.         EMPLOYEES AND AGENTS

6.1        PARTICULARS OF EMPLOYEES ETC. AND TERMS OF EMPLOYMENT/APPOINTMENT

           6.1.1 The names of all employees of the Company together with copies of the standard contract of employment or service agreement applicable to them and all material particulars of the current terms of employment (including all information required by law to be included in particulars of terms of employment) or appointment (as the case may be) of all officers, employees, consultants and agents of the Company have been Disclosed. No other person is employed or engaged by the Company and there is no other person previously employed by the Company who now has the right or who may in the future have the right to return to work.

           6.1.2 There is not now outstanding any contract of service or for services between the Company and any of its officers, employees, consultants or agents which is not determinable by the Company at any time on three (3) months' notice or less without compensation (other than under the Employment Rights Act 1996) or any liability (other than for accrued salary, wages, commission or pension) on the part of the Company to or for the benefit of any person who is or has been an officer, employee, consultant or agent of the Company.

           6.1.3 Save for the resignations of the Directors, Secretary and Auditors provided for in Schedule 5, no present officer, employee, consultant or agent of the Company has given or received notice terminating his employment or appointment and no such officer, employee, consultant or agent is entitled nor (so far as any of the Vendors are actually aware) intends as a result of this Agreement or Completion or otherwise to terminate his employment or appointment with the Company.

6.2        LIABILITIES TO AND FOR EMPLOYEES ETC.

           6.2.1 The Company has not offered, promised or agreed for the future any variation in any contract of employment or any contract for service in respect of any employee, consultant or agent.

           6.2.2 The Company has not since the Last Accounting Date paid or agreed to pay remuneration or compensation for loss of office or made or agreed to make any gratuitous payment to or for the benefit of any of its present or former officers, employees or consultants.

           6.2.3 All material particulars have been Disclosed of all loans and other benefits enjoyed by any officer, employee, consultant or agent of the Company in relation to the affairs of the Company and of all contracts, transactions and arrangements made or entered into by the Company and to which any of Sections 330 (general restrictions on loans, etc, to directors and persons connected with them) to 337 of the Companies Act applies.

           6.2.3 The Company is not under any legal or moral liability or obligation to pay bonuses, pensions, gratuities, superannuation, allowances or the like to any of its past or present officers, consultants or employees or their dependants nor is it a party to any arrangement or promise to make or in the habit of making ex gratia or voluntary payments by way of bonus, pension, gratuity, superannuation, allowance or the like to any such persons and there are no schemes or arrangements for payment of retirement pension, disability or death benefit or similar schemes or arrangements in operation or contemplated in relation to the Company.

           6.2.4 The Company has no undischarged liability to pay to any government or regulatory authority in any jurisdiction any UK Tax or National Insurance Contributions arising in connection with the employment or engagement of employees, consultants or directors by it.

           6.2.5 Save to the extent (if any) to which provision or allowance has been made in the Last Accounts, no liability has been incurred by the Company to make any redundancy payments or any protective awards or to pay damages or compensation for wrongful or unfair dismissal, equal pay award, sex, race or disability discrimination awards or otherwise or for failure to comply with any order for the reinstatement or re-engagement of any employee and no gratuitous payment has been made or promised by the Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

           6.2.6 As far as the Vendors are aware there are no enquiries or investigations existing, pending or threatened against the Company or any of its directors, contractors or employees by the Equal Opportunities Commission or the Commission for Racial Equality or other similar authority.

           6.2.7 There are no claims served on or threatened against the Company (nor so far as the Vendors are aware any circumstance which might give rise to the making of any such claim) by any employee or former employee or third party in respect of an accident or injury which is not fully covered by insurance or by any employee, former employee, director or former director in relation to his terms and conditions of employment or appointment.

           6.2.8 The Disclosure Letter contains all material particulars of the schemes and arrangements operated by and contributed to by the Company for the provisions of benefits for employees of the Company and the Company has complied in all material respects with its obligations under or in relation to them.

6.3        COMPLIANCE WITH STATUTES

           So far as the Vendors are aware the Company has complied in all material respects with the Sex Discrimination Act 1975, the Equal Pay Act 1970, the Race Relations Act 1976 and the Transfer of Undertakings (Protection of Employment) Regulations 1981 the Disability Discrimination Act 1995 and the Employment Rights Act 1996 and there are no outstanding claims made against or payments due from the Company thereunder.

6.4        LABOUR RELATIONS

           6.4.1 The Company has not recognised any trade union or association of trade unions or any other organisation of employees in respect of its employees or any of them.

           6.4.2 The Company is not a party to any collective agreement or other agreement or arrangement and is not involved in any industrial or trade dispute or negotiation with any trade union or other organisation of employees.

           6.4.3 There is no industrial action or dispute existing or so far as the Vendors are aware threatened in respect of or concerning any of the employees of the Company.

6.5        SHARE INCENTIVE AND OTHER SCHEMES

           The Company has not in existence nor is proposing to introduce any share incentive scheme, share option scheme or profit sharing scheme (including a Profit Related Pay Scheme under Chapter III of Part V of the Taxes Act) or any other scheme analogous to any of the foregoing schemes for all or any of its directors, officers or employees.

7          INSURANCE

           All material particulars of all insurances of the Company have been Disclosed and there are no outstanding claims or so far as the Vendors are aware circumstances reasonably likely to give rise to a claim thereunder and the Company has not done or so far as the Vendors are aware omitted to do anything which has made any policy of insurance void or voidable and none of the Vendors is aware of any threatened termination of insurances. All premiums payable under all such policies have been duly paid and are up to date.

8          GRANTS

8.1 Full particulars have been Disclosed of all investment and other grants and allowances and of all loans or financial aid of any kind applied for or received or receivable by the Company from any governmental department, board or agency or any other supranational or national or local authority body or agency.

8.2 No act or transaction has been effected or omitted in consequence of which:

           8.2.1 the Company is or may become liable to refund in whole or in part any such grant, allowance, loan or aid as is referred to in Warranty 8.1 of this Part A of this Schedule 4; or

           8.2.2 any such grant, allowance, loan or aid for which application has been made by the Company will or may not be paid or will or may be reduced.

9          CURRENT FINANCIAL POSITION

9.1        BORROWINGS

           The amounts borrowed by the Company do not exceed any limitation on the directors' borrowing powers contained in its Articles of Association nor do any such borrowings breach any of the provisions contained in any debenture or other deed or document binding upon the Company.

9.2        BANKING FACILITIES

           Details of all overdrafts, loans or other financial facilities outstanding or available to the Company and of all its bank and deposit accounts have been Disclosed and none of the Vendors or the Company has done or omitted to do anything whereby the continuance of any such facilities in full force and effect might be adversely affected or prejudiced.

9.3        OFF BALANCE SHEET FINANCING

           The Company has not engaged in any borrowing or financing not required to be reflected in the Accounts.

10         REGULATORY MATTERS

10.1 So far as the Vendors are aware, neither the Company nor any of its officers or employees has done or omitted to do any Material act or thing, the doing or commission of which (as the case may be) is in contravention or breach of or the subject of enquiry, complaint, investigation or proceedings or request for undertakings or assurances or the revocation or refusal of any licence or permit which it is necessary or desirable for the Company to hold under the provisions of any Act, Order or Regulation whether made in the UK or elsewhere and in particular (but without prejudice to the generality of the foregoing):

           10.1.1 any of the provisions of the Companies Act or the Financial Services Act 1986 or the Data Protection Act 1984;

           10.1.2 any of the provisions of the RTPA 1976, the Resale Prices Act 1976, the Fair Trading Act 1973 or the Competition Act 1980;

           10.1.3 the Trade Descriptions Acts 1968 to 1972, the Consumer Credit Act 1974 or the Consumer Protection Act 1987; or

           10.1.4 any anti-trust, anti-monopoly or consumer law Act, Regulation or Order made in the UK.

10.2 The Company has not received any aid from any European Community member state or through any state resources in breach of Articles 92 and 93 of the Treaty of Rome.

10.3 Full details have been Disclosed of any code of practice to which the Company, either directly or through any trade association is subject, and the Company has not been notified of any complaint that it is in breach of any such code of practice.

10.4 The Company has no knowledge that any terms upon which the Company regularly does business are or may be unenforceable by virtue of the Sale of Goods Act 1979, the Sale of Goods and Services Act 1982, the Unfair Contract Terms Act 1977, or the Consumer Credit Act 1974.

11         PRODUCTS/SERVICES QUALITY AND SAFETY

11.1 Each product developed, sold or delivered by the Company has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company does not have any liability for replacement or repair thereof or other damages in connection therewith. No product developed, sold or delivered by the Company is subject to any guarantee, warranty or other indemnity beyond the applicable standard terms and conditions of sale. The Disclosure Letter sets out copies of the standard terms and conditions of sale for the Company.

11.2 There are no material outstanding claims against the Company in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance of equipment or otherwise relating to liability for products or services supplied or to be supplied by the Company and no such claims are so far as the Vendors are aware anticipated or threatened.

12         LITIGATION

           Neither the Company nor any person for whose acts or omissions it may be vicariously liable is engaged in or subject to any civil, criminal or arbitration proceedings and no such proceedings have been served or as far as any of the Vendors are aware, threatened by or against the Company or against any such person and so far as the Vendors are aware there are no facts or circumstances reasonably likely to give rise to any such proceedings. The Company has received no notice that there are any investigations current nor so far as the Company or any of the Vendors is aware, threatened against the Company or any of its officers or directors.

13         INSOLVENCY

13.1 No order has been made, or petition presented, or resolution passed for the winding up of the Company and so far as the Vendors are aware there is not outstanding:

           13.1.1     any petition or order for the winding up of the Company;

           13.1.2 any appointment of a receiver over the whole or any part of the undertaking or assets of the Company;

           13.1.3 any petition or order for the administration of the Company;

           13.1.4 any voluntary arrangement between the Company and any of its creditors;

           13.1.5 any distress or execution or other process levied in respect of the Company, which remains undischarged;

           13.1.6 any unfulfilled or unsatisfied judgment or court order against the Company.

13.2 There are no circumstances known to any of the Vendors which would entitle any person to present a petition for the winding-up or administration of the Company or to appoint a receiver over the whole or any part of the Company's undertakings or assets.

13.3 The Company is not deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986.

13.4 So far as the Vendors are aware, the Company has not been party to any material transaction with any third party which, in the event of any such third party going into liquidation or an administration order or a bankruptcy order being made in relation to it or him, would constitute (in whole or in part) a transaction at an undervalue, a preference, an invalid floating charge or an extortionate credit transaction or part of a general assignment of debts under Sections 238 to 245 (inclusive) and Sections 339 to 344(inclusive) of the Insolvency Act 1986.

14         COMPLIANCE

14.1 The Company has not been a party to any undertaking or assurance given to any Court or governmental agency which is still in force and so far as the Vendors are aware there are no judgments or orders given or made by any Court or governmental agency against the Company which have not been fully satisfied or complied with.

14.2 All necessary licences, consents, permits and authorities (public and private) have been obtained by the Company to enable the Company to carry on its business in the places and in the manner in which such business is now carried on and all such licences, consents, permits and authorities are valid and subsisting and none of the Vendors know of any reason why any of them should be suspended, cancelled or revoked or should not be renewed upon the expiry of their existing term.

15         COMPANIES ACT AND OTHER LEGISLATION

15.1       MEMORANDUM AND ARTICLES OF ASSOCIATION

           A copy of the Memorandum and Articles of Association of the Company has been Disclosed.

15.2       FILING

           All documents required by the Companies Act to be filed with Companies Registration Office or any other authority or so required to be published in respect of the Company have been duly filed or published as the case may be and due compliance has been made in all material respects with all other legal requirements relating to the formation of the Company and the conduct of its business and to distributions and issues of shares, debentures and other securities thereof and the keeping and filing of books, records and documents.

15.3       CHARGES

           15.3.1 No charge in favour of the Company is void or voidable for want of registration.

           14.3.2 So far as the Vendors are aware, no event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by the Company to crystallise or any charge created by it to become enforceable nor has any such crystallisation occurred or is such enforcement in process.

15.4       DIRECTORS AND OFFICERS

           15.4.1 The Directors are the only directors of the Company and no person is a shadow director (within the meaning of Section 741 of the Companies Act) of the Company.

           15.4.2 None of the persons who at present is a director or officer of the Company is or was at any material time subject to any disqualification order under the Companies Act the Insolvency Act 1986 or the Company Directors Disqualification Act 1986.

16         CAPITAL OF THE COMPANY

16.1 The authorised and issued share capital of the Company is as set out in Schedule 2.

16.2 The Vendors are the beneficial owners and registered holders of the Shares which have been issued in proper legal form and fully paid or credited as fully paid, and each of the Vendors is entitled as beneficial owner to sell such of the Shares as are set out opposite his name in Column 2 of Schedule 1 free from all Encumbrances of any description and together with all rights attached or accruing thereto and the right to receive all dividends and other distributions as at and from the Last Accounting Date.

16.3 The Company has never reduced its share capital or redeemed, repaid or purchased any share capital or agreed to do so.

16.4 There is not now outstanding any loan capital of the Company nor any agreement, arrangement or option under which any person may now or at any time hereafter call for the creation, allotment, issue, sale or transfer of any loan or share capital of the Company or require any loan or share capital of the Company to be put under option.

17         EFFECT OF AGREEMENT

17.1 There are no contracts or binding arrangements (whether written or oral) to which the Company is a party which will by their terms be determinable as a result of the provisions of this Agreement or Completion.

17.2 The execution and delivery of this Agreement and the fulfilment and performance of and compliance with the terms thereof by the Vendors do not and will not:

           17.2.1 conflict with, violate or result in a breach by the Company or the Vendors of the terms, provisions or conditions of any agreement or by law, undertaking to or judgment, order, injunction or decree of any Court;

           17.2.2 relieve any person of any contractual or other obligation to the Company or entitle any person to terminate any such obligation;

           17.2.3 so far as the Vendors are aware result in any indebtedness, present or future, of the Company becoming due or capable of being declared due and payable prior to the state maturity date; or

           17.2.4 give rise to any contractual or other obligation of the Company to any person or entitle any person to require the performance of or compliance with any existing contractual or other obligation of the Company.

18         SUBSIDIARY UNDERTAKINGS

           The Company has no subsidiary undertaking (as that term is defined in Section 258 of the Companies Act).

19         PARTICIPATING INTERESTS

           The Company has no participating interest (as that term is defined in Schedule 260 of the Companies Act) in any undertaking (as that term is defined in Section 259 of the Companies Act).

20         FOREIGN CORRUPT PRACTICES ACT

           Neither the Vendors, the Company nor any of its or their directors, officers, employees, agents, distributors and/or contractors is an officer or employee of a foreign government or any department, agency or instrumentality thereof or any person acting in an official capacity for or on behalf of any such government or department, agency or instrumentality and the Vendors, the Company and its or their directors, officers and employees and, so far as the Vendors are aware, agents, distributors and contractors in its or their associations with the Company:

           (a) have complied at all times with all applicable laws, regulations and acts of the governments of the US and England;

           (b) have not made directly or indirectly any payments in violation of the Foreign Corrupt Practices Act and/or any similar legislation aimed at prohibiting corrupt and/or illegal practices in connection with the sale of products and/or services, nor taken any action which would expose them and/or any member of the Purchaser's Group to civil or criminal penalties, or forfeiture of tax benefits, under said laws.

21         ALT

21.1 As far as the Vendors are aware, the unaudited accounts of ALT attached hereto at Schedule 10 for the fiscal year ended 31 December 1997 ("ALT Last Accounts") give a true and fair view of the financial position of ALT as at 31 December 1997 and for the period then ended.

21.2 As far as the Vendors are aware, the monthly management accounts of ALT for the period which commenced on 1 January 1998 and ended on 30 April 1998 ("ALT Management Accounts") give a reasonable and fair representation of the profits, losses, assets, liabilities and state of affairs of ALT as at 30 April 1998 and for the four month period then ended.

21.3 As far as the Vendors are aware, ALT has no Material liabilities contingent or otherwise which are not disclosed in the ALT Last Accounts and/or the ALT Management Accounts.

21.4 At the request of the Purchaser, the Vendors will procure that audited accounts are prepared in respect of ALT's financial position as at 31 December 1997 and for the period then ended as soon as reasonable practicable after Completion.

                                   SCHEDULE 4

                                     PART B

                           WARRANTIES RELATING TO TAX


1.         ADMINISTRATION AND RETURNS

1.1        PROVISION

           The Company has no liability for Tax in respect of any financial period down to and including the Last Accounting Date or referable to profits (including income and gains) made or deemed to have been made on or before the Last Accounting Date which has not been fully provided for in the Last Accounts.

1.2 No liability to Tax has been incurred by the Company since the Last Accounting Date other than in the ordinary course of business.

1.3        PAYMENT OF TAX

           1.3.1 At the date hereof the Company has duly paid all Tax which it has before that date become liable to pay and there are (and at Completion there will be) no liens or other encumbrances on the assets of the Company relating to or attributable to Tax.

           1.3.2 All assessments not so paid have been properly appealed against and (where appropriate) payment of any Tax assessed and not paid, has been postponed.

           1.3.3 The Company has made adequate provision in the Unaudited Accounts for all Tax liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received on or before 30 April 1998 including distributions down to that date.

1.4        INTEREST/PENALTIES

           The Company is under no liability (and has not in the 6 years prior to Completion been liable) to pay any interest, penalty, fine or default surcharge in connection with any Tax.

1.5        RETURNS

           The Company has, or prior to Completion will have, accurately prepared and duly filed within applicable time limits all Tax returns, and or delivered all accounts, notices, computations, statements and reports required to be filed or delivered on or before that date under any applicable legislation or regulations relating to Tax (whether of the UK, US or elsewhere in the world) ("Returns") and relating to any and all Taxes attributable to the Company or its operations, or for which the Company is liable or has become liable, and except as set forth in the Disclosure Letter, such Returns are true and correct in all material respects and have been completed in accordance with applicable law in all material respects. The Company has duly and punctually withheld or paid, or, prior to Completion, will have withheld or paid, all income tax, social security and national insurance contributions and other Taxes the Company is required to withhold or pay on or before that date.

1.6        DISPUTES

           None of the aforementioned Returns have been disputed by any Tax Authority.

1.7        INVESTIGATIONS

           The Company's affairs have not been (nor does the Company expect them to be) the subject of any dispute, audit or investigation by any Tax Authority other than routine visits and enquiries from any Tax Authority.

1.8 The Company has sufficient records to determine the Tax consequences which would arise on a disposal or on a realisation of each asset owned by it at the Last Accounting Date, or acquired since the last Accounting Date but before Completion.

1.9        CLAIMS AND ELECTIONS

           All claims, disclaimers, elections, appeals or applications which the Company has made in respect of Tax have been Disclosed.

1.10       CLEARANCES AND CONSENTS

           1.10.1 All clearances or consents relating to Tax (including for the avoidance of doubt clearances made pursuant to Section 765 of the Taxes Act) obtained by or on behalf of the Company have been properly obtained on the basis of full and accurate disclosure to the relevant Tax Authority of all material facts and circumstances; any transaction for which such consent or clearance was obtained has been carried out in accordance with the terms of the relevant application and consent or clearance; any such consent or clearance was and remains valid and effective.

           1.10.2 All agreements or other arrangements currently subsisting which have been made with or by any Tax Authority and which make a clear departure from the terms of the relevant legislation or the published practice of the relevant Tax Authority have been Disclosed.

2.         PAYE AND NIC

2.1 The Company has properly operated the Pay As Your Earn system and has complied with each reporting obligation in connection with benefits provided for the Company's directors, other officers and employees and in particular without prejudice to the generality of the foregoing the Company has duly paid to the Inland Revenue all income tax deductible for which it is required to account to the Inland Revenue prior to Completion by virtue of the PAYE regulations from time to time in force.

2.2 No payment of, or on account of, income of a director, other officer or employee of the Company has been made by an Intermediary. No agreement or arrangement has been entered into under which a payment of this kind will or might be made by an Intermediary in respect of which the Company may be liable under the Pay As You Earn system or any other system of payroll deduction of Tax. In this paragraph "Intermediary" means:

           (a) a person acting on the Company's behalf and either at the expense of the Company or a person connected with the Company; or

           (b) a trustee holding property or persons to include, or a class of persons which includes a director, other officers or employees of the Company and for the purposes of paragraph (a) of this definition, "connected" has the meaning given by section 839 of the Taxes Act.

2.3 The Company has duly paid to the Inland Revenue or other appropriate authority in respect of employees of the Company all National Insurance Contributions (due from both the employer and the employee).

2.4 The Company is not and has not been a party to any arrangement which has been or is being challenged as being an abnormal pay practice under regulation 21 of the Social Security (Contributions) Regulations (SI 1979/591).

2.5        Up to the date hereof the Company has correctly operated:

           2.5.1 a statutory sick pay scheme in accordance with the provisions of the Social Security and Housing Benefits Act 1982 and the regulations made thereunder;

           2.5.2 a statutory maternity pay scheme in accordance with the provisions of the Social Security Act 1986 and the regulations made thereunder.

3.         TAX ON DISPOSAL OF ASSETS

3.1 On disposal of an asset by the Company for a consideration equal to the value attributed to the asset in the Accounts, no liability to corporation tax in respect of a chargeable gain will arise (disregarding a statutory right to claim an allowance or relief).

3.2 In preparing the Accounts the value used for each asset or class of assets in respect of which a separate computation for capital allowances is required (whether as a result of an election or otherwise) is such that, on a disposal of that asset or all the assets in that class for a consideration equal to the value used (and disregarding a statutory right to claim an allowance or relief), no balancing charge would be made.

3.3 No liability to Tax (other than value added tax) would arise if the Company were to dispose of an asset acquired since the Last Accounting Date for a consideration equal to the consideration actually given for the acquisition.

3.4 Since the Last Accounting Date the Company has not entered into or been a party to a transaction which will or may give rise to a liability to corporation tax on chargeable gains.

4.         REPLACEMENT OF BUSINESS ASSETS

           The Disclosure Letter contains details(87) of each claim under section 152 or 153 of the TCGA (replacement of business assets) made before the date of this Agreement to which section 154 of the TCGA (new assets which we depreciating assets) applies and which affects any assets owned by the Company on or after the Last Accounting Date (except where the held-over gain is treated as having accrued before the Last Accounting Date).

5. The Company has not been a party to, or involved in any scheme or arrangements whereby the value of any asset has been materially reduced so that on a disposal of the asset by the Company, sections 30 to 34 (inclusive) of the TCGA may be applicable.

6.         DISTRIBUTIONS AND ACT

6.1 The Company has duly paid to the Inland Revenue all Advance Corporation Tax due in respect of Qualifying Distributions under
           Section 14 of and Schedule 13 to the Taxes Act.

6.2 Since 6 April 1965 the Company has not made a repayment of share capital to which section 210 of the Taxes Act (bonus issue following repayment of share capital) applies or issued share capital as paid up other than by the receipt of new consideration within the meaning of Part VI of the Taxes Act (company distributions, tax credits etc).

7.         STAMP DUTY

7.1 All documents which are required to be stamped and which are in the possession or under the control of the Company or to which the Company is a party or by virtue of which the Company has any right have been duly stamped and the appropriate stamp duty (if any) has been paid and there is no liability for any penalty in respect of such duty and no such documents which are outside the UK would attract stamp duty if they were brought in the UK.

7.2 The Company has no unsatisfied liability to stamp duty reserve tax or interest or penalties on stamp duty reserve tax

8.         VALUE ADDED TAX

8.1 The Company is a taxable person for the purposes of VAT and has duly registered with its local Customs and Excise Office.

8.2 The Company has at all times issued correct tax invoices to all persons properly requiring the same in respect of its taxable supplies either by way of goods or of services and has likewise received all appropriate tax invoices from its suppliers and others and has kept all necessary records and documents required to complete and verify its Quarterly VAT returns.

8.3 The Company has in all other material respects complied with the VAT legislation and all regulations, notices, orders, provisions and directions relating to VAT.

8.4 The Company is not in arrears with any payments or returns under such legislation or liable to any abnormal or non-routine payment or any forfeiture, penalty, interest or surcharge or to the operation of any penal, interest or surcharge provisions contained therein.

8.5 The Company is not and has never been partially exempt for VAT purposes.

8.6 The Company has never been required by the Commissioners of HM Customs and Excise to give security.

8.7 There is not nor has there at any time been in force a group or similar election for VAT purposes in relation to the Company and the Company has not been the subject of any application for group registration.

8.8 The Company is not and has not agreed to become agent, manager or factor (for the purposes of Section 47 of the VAT Act 1994) of any person who is not resident in the UK.

8.9 Full particulars of any claim for bad debt relief made or which may be made by the Company under part XVIII or XIX of the VAT Regulations 1995 (SI 1995/2518) or Section 11 of the Finance Act 1990 (refund of tax in cases of bad debts) have been Disclosed.

8.10 The Company nor any relevant associate of the Company (within the meaning of paragraph 3(7) of Schedule 10 to the VAT Act 1994) has not made and will not prior to Completion make an election under paragraph 2 of Schedule 10 to the VAT Act 1994 (election to waive exemption).

8.11 The Company does not own any assets which are subject to the Capital Goods Adjustment Scheme pursuant to part XV VAT Regulations 1995.

9.         INHERITANCE TAX

9.1 The Company has not entered into any transaction which has or may give rise to a direct or indirect charge to inheritance tax.

9.2 The Company is not liable to be assessed to inheritance tax by virtue of Part VII of the Inheritance Tax Act 1984.

9.3 There is no unsatisfied liability to inheritance tax attached or attributable to the shares or any assets of the Company and, in consequence, no person has the power to raise the amount of such tax by sale or mortgage of or by a terminable charge on any of the shares or assets of the Company as mentioned in Section 212 of the Inheritance Tax Act 1984 and none of the shares or assets of the

           Company are subject to an Inland Revenue Charge within Section 237 of the Inheritance Tax 1984.

9.4 The Company is not entitled to an interest in possession in settled property.

10.        CLOSE INVESTMENT COMPANY HOLDINGS STATUS

10.1 The Company has never been a Close Investment Holding Company for the purposes of the Taxes Act.

10.2 The Company has made no covenanted payment or payments to charity falling with Section 339 of the Taxes Act.

10.3 No distribution within Section 418 of the Taxes Act have been made by the Company.

10.4 No loan or advance within Section 419 of the Taxes Act has been made or agreed to by the Company.

10.5       The Company has not made any such transfer as is referred to in
           Section 125 of the TCGA.

11.        ANNUAL PAYMENTS AND INTEREST

           The Company is not obliged to make at any time nor has it made since the Last Accounting Date a payment which will not be wholly deductible as an expense or a charge on income in the accounting period in which it will or has been paid.

12.        CONTROLLED FOREIGN COMPANIES

12.1 The Company has never been subject to an apportionment under Section 752 of the Taxes Act in respect of its interest in ALT Inc.

12.2       The activities of ALT Inc satisfy the provisions of paragraph 6 of
           Schedule 25 to the Taxes Act.

13.        LOAN RELATIONSHIPS

           The Company has not entered into any transaction which would fall within the scope of paragraph 13 of Schedule 9 to the Finance Act 1996.

                                   SCHEDULE 4

                                     PART C

                               PROPERTY WARRANTIES


1.         PREMISES

           In this Part C of Schedule 4 these warranties apply to each and every one of the Premises as set out in Schedule 3.

2.         THE PREMISES

2.1 The particulars of the Premises (and of any leases, underleases, tenancies, licences and other agreements subject to and/or with the benefit of which the same are held) as set out in Schedule 3 are true, complete and accurate.

2.2 The Company does not own, use or occupy any premises other than the Premises and has no liability (existing or contingent) in respect of any land or building previously owned, occupied or otherwise used by the Company or in which it had an interest.

3.         TITLE

3.1        The Company is solely entitled at law and in equity to the Premises.

3.2 The Company is in actual occupation of the whole of the Premises on an exclusive basis and in so far as the Vendor is aware no right of occupation or enjoyment has been acquired or is in the course of being acquired by any third party or has been granted or agreed to be granted to any third party.

3.3 All of the title deeds and documents which relate to the Premises as listed on the schedule attached to the Disclosure Letter are in the Company's possession and control. On Completion the originals of such deeds and documents will be handed over to the Purchaser.

3.4 So far as the Vendors are aware, no right, easement, quasi easement, profit, licence or informal arrangement, public or private, is in the course of being acquired by or against the Premises and none so far as the Vendors are aware has been proposed.

4.         LEASEHOLD PREMISES

4.1 Each of the leasehold Premises is held under the lease ("Lease") details of which are correctly set out in Schedule 3.

4.2 So far as the Vendors are aware, all payments of rent and other outgoings due to the lessor under each Lease are up to date and none have been commuted, waived or paid in advance of the due date for payment.

4.3 No collateral assurances, undertakings, waivers or concessions have been made or given by any party to each Lease.

4.4 So far as the Vendors are aware there are no rent reviews in the course of negotiation.

4.5 The Vendors are not aware of any outstanding notice of any breach of any of the covenants, restrictions, stipulations and other obligations contained in each Lease and any deeds or documents supplemental thereto.

5.         PLANNING AND USER OF PREMISES

5.1        The current use of the Premises is as offices.

5.2 The Vendors are not aware of any outstanding notice that the current use of the Premises is not the permitted or lawful use for the purposes of the Town & Country Planning Acts 1971 to 1990 (the "Planning Acts").

5.3 The Vendors are not aware of any outstanding notice of breach of any consents, orders and regulations issued under the Planning Acts and building regulations consents and bye-laws for the time being in force in relation to the Premises.

6.         ENCUMBRANCES

6.1 The Company has not mortgaged or charged the Premises or caused the Premises to be the subject of any (whether legal or equitable and whether fixed or floating), lien or other right in the nature of security or any option, right of pre-emption or right of first refusal nor is there any agreement or commitment to give or create any of the foregoing.

6.2 So far as the Vendor is aware, the Premises are not subject to the payment of any outgoings other than uniform business rates and water rates (and (in the case of leaseholds) rent, insurance premiums, and service charges).

6.3 The Vendors are not aware of any notice by any lessor to exercise a right of entry or forfeiture.

7.         STATUTORY OBLIGATIONS

7.1 The Vendors are not aware of any outstanding notice of breach of any applicable statutory and bye-law requirements relating to the Premises and in particular (but without limitation) arising from the requirements as to fire precautions, under the Public Health Acts, the Housing Acts, the Highway Acts, the Offices, Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Health and Safety at Work (etc.,) Act 1974, the Water Act 1989 and the Environmental Protection Act 1990 and all regulations, rules and delegated legislation thereunder.

7.2 The Vendors are not aware of any outstanding notice of failure to comply with applicable fire regulations in relation to the Premises.

8.         COMPLAINTS AND DISPUTES

8.1 The Vendors are not aware of any outstanding complaints (whether formally or informally) from any competent authority or undertaking exercising statutory or delegated powers in respect of the Premises or the user thereof or any machinery, plant or equipment therein.

8.2 The Vendors are not aware of any current dispute between the Company and the owner or occupier of any other premises adjacent to or neighbouring the Premises or with any lessor, lessee, licensee or other occupier of the Premises and the Vendors do not expect and are not aware of any circumstances which may give rise to any such dispute hereafter.

8.3 So far as the Vendors are aware, the Company has not (nor has anyone on its behalf) expressly waived any breach by any person of any covenant, agreement, restriction, stipulation or obligation relating to the Premises or any part thereof or of which the Premises or any part thereof has the benefit.

                                   SCHEDULE 4

                                     PART D

                               PENSION WARRANTIES

For the avoidance of doubt expressions used in the following paragraphs are as defined in the Agreement except as defined below. For the avoidance of doubt, the definitions set out below in this Part D of Schedule 4 apply only to this Part D of this Schedule 4.

"THE GROUP PERSONAL PENSION SCHEME"          means the group personal pension
                                             arranged by the Company and insured
                                             with Legal & General Assurance
                                             Society Limited.

"THE COMPANY"                                means the company in which the
                                             shares are being acquired by the
                                             Purchaser together with any
                                             subsidiary of that company.

"THE EMPLOYEE"                               means any employee (or officer) or
                                             former employee (or former officer)
                                             of the Company.

"THE COMPANY LIFE ASSURANCE SCHEME"          means the MSB Consultants Limited
                                             Death Benefits Scheme established
                                             by deed dated 22 March 1995 in
                                             order to provide benefits on death
                                             in service to Employees.

"THE SCHEMES"                                means the Group Personal Pension
                                             Scheme and the Company Life
                                             Assurance Scheme.

"THE SCHEME DOCUMENTS"                       means the documents relating to the
                                             Schemes that have been identified
                                             in the Disclosure Letter.

"CLAIM" means any claim brought against the Company or the trustees or managers of the Schemes by, or on behalf of, an Employee relating to any limitation on his or her level of life assurance under the Company Life Assurance Scheme as a result of his or her failure to attend a medical examination at the
                                             Company's request but only to the
                                             extent that the claim relates to a
                                             period of service before
                                             Completion.

1. Except under the Schemes there are not nor have there been any agreements, arrangements, customs or practices in operation for the provision of, or payment or contribution towards, any pension, allowances, lump sums or other like benefits on, or after, retirement or death for the benefit of any Employee or any of their dependants, nor has any proposal been announced or promise made either orally or in writing to establish any such agreement, arrangement or practice.

2. The Scheme Documents comprise all the material documents governing the Schemes including all written communications to beneficiaries under the Schemes describing the terms under the Schemes (other than routine benefit statements) of current effect and also including the particulars of any enhancement of benefit in respect of any person. In relation to the Group Life Assurance Scheme the Scheme Documents indicate the level of premium payable by the Company and the terms on which future premium may be assessed.

3. The Schemes have at all times been administered in accordance with all applicable laws. In particular (but without affecting the generality of this warranty):

           (a) no Employee has been excluded from or has had benefits limited under the Schemes whether directly or indirectly on grounds of sex or because of part time employment; and

           (b) the Schemes have at all times complied with the requirements of Article 119 of the Treaty of Rome.

4. The Company Life Assurance Scheme does not permit the payment of additional voluntary contributions by members or the acceptance of transfer values to the scheme in respect of them and does not provide any retirement benefits to members.

5. No discretion or power has been exercised in relation to the Schemes in respect of Employees to:-

           (a)        augment benefits under the Schemes;

           (b) admit to membership of the Scheme an Employee who would not otherwise have been eligible for admission to membership;

           (c) provide in respect of a member of the Schemes a benefit which would not otherwise be provided under the Scheme in respect of such member;

           (d) pay a contribution to the Schemes which would not otherwise have been paid;

           and no agreement has been made or understanding given by the trustees of the Schemes or the Company to so augment, admit, provide, pay or increase in future.

6.         (a)        All death benefits payable under the Company Life
                      Assurance Scheme are, at the date of this Agreement, fully insured under a policy effected with an insurance company of good repute and all insurance premiums payable have been paid and neither the trustees of the scheme nor any other person has done or omitted to do anything which has or might render any such policies of insurance void or voidable.

           (b) All Employees have been covered for insurance referred to in (a) by the insurance company at its usual rates and on its usual terms for persons in good health.

7. All contributions due as at Completion have been paid in full in accordance with the agreed contractual terms in respect of each Employee to the Group Personal Pension Scheme by the Company. All member contributions deducted from salary have been made lawfully and correctly in accordance with prevailing tax legislation and have been paid by the due date.

8. All professional fees and other fees charges and expenses of whatever nature with respect to the Schemes have been paid and as at Completion no services have been rendered for which an account or invoice has not been delivered.

9.         (a)        The Group Life Assurance Scheme is approved as an exempt
                      approved scheme within the meaning of Section 592 of the Taxes Act as of its commencement date and there is no ground on which approval may be withdrawn or cease to apply.

           (b) The insured personal pension scheme to which the payments under the Group Personal Pension Scheme are made is approved under Chapter IV of Part XIV of the Taxes Act and there is no ground on which the Group Personal Pension Scheme or any arrangements made under it would prejudice such approval.

10.        (a)        The Schemes have at all times been operated in accordance
                      with the Scheme Documents and any requirements of the Inland Revenue for approval, the requirements of the Department of Social Security applicable to the Schemes and all applicable laws and no litigation has arisen or been threatened in connection with the Schemes.

           (b) There are no actions, suits or claims outstanding pending or threatened including claims brought before an industrial tribunal and complaints awaiting determination by the Pensions Ombudsman or resolution by the Occupational Pensions Advisory Service against the trustees or administrator of the Schemes or against the Company in respect of any act event omission or other matter arising out of or in connection with the Schemes.

11. No plan, proposal or intention or amend, discontinue (in whole or in part) or exercise a discretion in relation to the Schemes has been communicated to an Employee who is a member of the Schemes.

12. The Company has agreed to make contractual contributions to the Group Personal Pension Plan in respect of any employee or officer whilst he or she remains in employment with the Company until the age of 60. In addition the definition of salary used for the contractual rate of contribution is not limited by reference to the "earnings cap" as defined in section 640A of the Taxes Act.

13. The Vendors shall indemnify and keep indemnified the Purchaser against all payments, damage, losses and reasonable costs and expenses (including legal expenses) of whatever nature, arising from, or in connection with, any Claim (as defined below) brought by, or on behalf of, an Employee within one (1) calendar month of the date of Completion.

14. Each Employee who is entitled to membership of the Schemes has been offered, and admitted to, membership on the terms offered. In respect of the Group Personal Pension Plan all Employees have been offered, and admitted to, membership on the terms set out in the booklet referred to in the Scheme Documents. In addition a system in respect of the collection and administration of data adequate for the proper running of the Schemes has been implemented and is in place and has accurately recorded the entitlements of members under the Schemes.

                                   SCHEDULE 4

                                     PART E

                        INTELLECTUAL PROPERTY WARRANTIES



1. The Company owns or has the right to use pursuant to licence, sublicence, agreement or permission all Intellectual Property necessary for the operation of its business as now carried on. Except as indicated in the Disclosure Letter, each Intellectual Property Right owned or used by the Company immediately prior to Completion will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Completion.

2. As far as the Vendors are aware neither the Company nor any of the Company's employees has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property of third parties, nor has the Company ever received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property of any third party). As far as the Vendors are aware, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of the Intellectual Property Rights.

3. The Disclosure Letter describes the Intellectual Property Rights material to the Company's business and identifies each licence, agreement, or other written or oral permission which the Company has granted to any third party with respect to any of its Intellectual Property. Except as disclosed in the Disclosure Letter or the documents annexed thereto, with respect to each Intellectual Property
           Right:

4. the Company possesses all right, title and interest in and to the right, or has the valid right to use the Intellectual Property Rights, free and clear of any lien, licence or other restriction and to the extent that any Intellectual Property has been developed or created by any person other than the Company's employees, the Company has a written assignment from such person and the Company has obtained ownership of, and is the exclusive owner of, all such Intellectual Property;

5. the right is not subject to any outstanding injunction, judgement, order, decree, ruling or charge;

6. no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been served or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use or ownership of the right; and

7. the Company has not agreed to indemnify any person or third party for or against any interference, infringement, misappropriate, or other conflict with respect to the right.

8. The Disclosure Letter identifies each item of Intellectual Property material to the Company's business (excluding standard office and development tools) that any third party owns and that the

           Company uses in connection with its programs referred to in paragraph 6 below. Except as disclosed in the Disclosure Letter or the documents annexed thereto, with respect to each item of Intellectual Property identified in the Disclosure Letter:

9. the licence, sublicence, agreement or permission is and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby (including any assignments or assumptions required by the terms of any contract to which the Company is a party);

10. neither the Company nor, to the knowledge of the Company, any other party to the licence, agreement or permission is in material breach or default, and so far as the Vendors are aware no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

11. no party to the licence, agreement or permission has repudiated any material provision thereof;

12. to the knowledge of the Company, with respect to each sublicence, the warranties set forth in paragraphs 4.1 to 4.3 above are true and correct with respect to the underlying licence;

13. the Company has not granted any sublicence or similar right with respect to the licence, sublicence, agreement or permission; and

14. all the Company's products, technology and/or services (including products currently under development) and all of the Company's internal computer and technology products and/or systems will adequately, properly and correctly record, store, process, calculate and present the date 9 September 1999 and the change of date from the 20th century to the 21st century and all other changes consequential thereto and no such date and/or change shall result in any defect, abnormality, reduction or error in the performance, functionality and/or operation of the Company's products, technology and/or services (including products currently under development) and all of the Company's internal computer and technology products and/or systems.

15. no modification to any of the Company's products, technology and/or services (including products currently under development) or any of the Company's internal computer technology products and/or systems will be necessary to take account of the creation of European Currency Units or any currency substituted therefor ("ECU") and the Company's products, technology and/or services (including products currently under development) and all of the Company's internal computers and technology products and/or systems shall at all times adequately, properly and correctly process any change of currency involving ECU and all other changes consequential thereto and no such change shall result in any defect, abnormality, reduction or error in the performance, functionality and/or operation of the Company's products, technology and/or services (including products currently under development) and all of the Company's internal computers and technology products and/or systems.

16. The Company is the sole legal and beneficial owner of the copyright and all other intellectual property or property rights in the code for:

           Price Server                            REI
           Price Server Workbench (UNIX front end) MSBQ
           FX+ (Price Server NT front end)         BBV (digital Bloomburg GUI)
           FXO
           STW (Sales and Trading Worksheet)       RMS (Risk Management Toolkit)
           VIA (Vendor Independent API)            aRTe

                                   SCHEDULE 4

                                     PART F

                          HEALTH AND SAFETY WARRANTIES

1.         DEFINITIONS

           "HEALTH AND SAFETY LEGISLATION"

                     means all applicable statutes, statutory instruments, common law, treaties, regulations, directives, codes of practice, guidance notes including but without limitation the Fire Precautions Act 1971 and the Health and Safety at Work etc Act 1974, the Management of Health and Safety at Work Regulations 1992 and the Workplace (Health Safety & Welfare) Regulations 1992 concerning the health and safety of those who work for the Company whether as employees or otherwise.

2.         WARRANTIES

1 So far as the Vendors are aware the Company has complied and continues to comply with all conditions, limitations, obligations, prohibitions and requirements contained in any Health and Safety Legislation and so far as the Vendors are aware there are no facts or circumstances which are reasonably likely to lead to any material breach of any Health and Safety Legislation.

2 There have been no claims, investigations or proceedings against or threatened against the Company or any of its directors, officers or employees in respect of accidents, injuries, illness, disease or any other harm to the health and safety of employees, contractors or any other persons caused by breaches of the Health and Safety Legislation and so far as the Vendors are aware there are no facts or circumstances which are reasonably likely to lead to any such claims, investigations or proceedings.

3 The Company has and has maintained employers liability insurance and no claims in respect of health and safety have been made.

                                   SCHEDULE 5

                             COMPLETION REQUIREMENTS


A.         OBLIGATIONS OF THE VENDORS

1 At Completion the Vendors shall deliver to the Purchaser or as the Purchaser shall direct:

1.1 the Tax Deed duly executed as a deed by the parties hereto (other than the Purchaser);

1.2 duly executed transfers of the Shares in favour of the Purchaser or its nominee(s) and the share certificates in respect of the Shares (or indemnities in respect thereof) together with any power of attorney or other authority under which such transfers have been executed;

1.3 the statutory and other books duly written up to Completion, the Certificate of Incorporation, Certificates of Incorporation on Change of Name and the common seal of the Company;

1.4 the title deeds and documents relating to the Premises as listed on the schedule attached to the Disclosure Letter;

1.5 insofar as the same are in the possession of the Vendors, all documents of title, certificates, deeds, licences, agreements and other documents relating to the Company's Intellectual Property Rights and all manuals, drawings, plans, documents and other materials and media on which the Company's Intellectual Property is recorded;

1.6 all books of account and other books and records and copies of the Memorandum and Articles of Association of the Company;

1.7 letters of resignation from each of the Directors and the Secretary of the Company (except those whom the Purchaser has notified to the Vendors in writing prior to the date of Completion that it wishes to continue in office), each of whom shall resign from all his offices with the Company with effect from Completion and shall at Completion deliver to the Purchaser a deed of acknowledgement in the agreed form to the effect that he has no claim for any payment in respect of redundancy or unfair dismissal or compensation for loss of office or employment or save as expressed to the contrary any other claim or right of action against the Company;

1.8 statements showing the balances on all bank accounts of the Company at the close of business on a date no earlier than two Business Days before the Completion Date;

1.9 (if so required by the Purchaser) irrevocable powers of attorney in the agreed terms executed by each of the Vendors in favour of the Purchaser to enable the Purchaser (pending registration of the Purchaser as the holder of the Shares) to exercise all voting and other rights attaching to the Shares and to appoint proxies for these purposes;

1.10 the Service Agreement Side Letters duly executed by each of the Vendors;

1.11       the Escrow Agreement, duly executed by the Vendors;

1.12       a Disclosure Letter in an agreed form.

2          At Completion the Vendors shall procure that:

2.1 the auditors of the Company shall resign their office in accordance with Section 392 of the Companies Act (without any claim for compensation for loss of office or otherwise) and that the notice of resignation so deposited at the registered office of the Company shall bring to an end the auditors' term of office with effect from Completion and contain a statement in accordance with Section 394(1) of the Companies Act;

2.2        a board meeting of the Company be held at which:

           (a) it shall be resolved that the said transfers in respect of the Shares to the Purchaser be approved for registration subject only to them being duly stamped;

           (b) all existing bank mandates shall be revoked and new instructions to banks shall be given in such form as the Purchaser may require;

           (c) such persons as the Purchaser shall nominate shall be appointed as Directors and/or as Secretary of the Company;

           (d)        the resignations referred to in Clause 1.7 of this
                      Schedule 5 shall be accepted;

           (e) the resignation of the auditors of the Company shall be accepted and Messrs Arthur Andersen shall be appointed as the new auditors of the Company;

           (f) the accounting reference date of the Company shall be changed to 31 December;

           (g) any and all other Supplemental Agreements required to be approved and executed by the Company shall be so approved and executed by a duly authorised signatory on behalf of the Company.

2.3 all amounts owing to the Company by any of the Vendors or any of the Directors or any Connected Person in relation to the Vendors, the Directors or any of them shall be repaid in full; and

2.4 all the papers, books, records (in whatever medium) and all other assets of the Company which are within the possession or under the control of the Vendors, the Directors or any of them, or any Connected Person of the Vendors the Directors or any of them are delivered to the Company other than such items possession of which is reasonably required to be retained by the Vendors for the purposes of their employment by the Company.

B.         OBLIGATIONS OF THE PURCHASER

1          On Completion the Purchaser shall:

1.1 deliver to the Vendors a counterpart of the Tax Deed duly executed by the Purchaser;

1.2 deliver to the Vendors a copy of the Disclosure Letter countersigned by the Purchaser;

1.3 deliver to the Vendors counterparts of the Escrow Agreement duly executed by the Purchaser and the Escrow Agent;

1.4 deliver to the Vendors the Service Agreement Side Letters duly executed by it;

1.5 satisfy such of the Consideration as is required to be satisfied at Completion under Clause 3 of this Agreement; and

1.6 have been duly authorised by its board of directors to execute and deliver as a deed this Agreement and to execute and deliver any and all relevant Supplemental Agreements (as deeds or otherwise, as appropriate).

2 Post completion, upon the Vendors becoming employees of the Company (which the Purchaser agrees to procure forthwith following Completion), the Purchaser shall issue the Employee Stock Option Letter to the Vendors in substantially the form set out in Schedule 10.

                                   SCHEDULE 6

                                    TAX DEED


                                  See attached

                                   SCHEDULE 7

                               UNAUDITED ACCOUNTS

                                  See attached

                                   SCHEDULE 8

                                   LIMITATIONS

1.1 The aggregate liability of each Vendor pursuant to this Agreement and the Tax Deed shall not exceed the Consideration actually received by such Vendor as determined in accordance with Clause 3 and Schedule 1 of this Agreement.

1.2        No claim may be made against a Vendor pursuant to this Agreement (a
           "Claim"):

           (a) unless notice of such claim is served on the Vendors in writing specifying in reasonable detail the nature of such claim and the amount claimed on or before 31 March 2000;

           (b) unless notice of such claim is served on the Vendors in writing specifying as fully as reasonably practicable details of the nature of such claim and the amount claimed as soon as reasonably practicable and in any event within ninety (90) days of the Purchaser or one of the members of the Purchaser's Group or any of their respective officers becoming aware thereof;

           (c) unless notice of such claim is served on the Vendors in accordance with this clause 1.2 and within twelve (12) months thereafter legal proceedings in respect of such claim shall have been issued and served upon each of the Vendors;

           (d) where the amount so claimed in respect of such claim against all the Vendors does not exceed $5,000 and such claim shall be disregarded for all purposes; or

           (e) which arises from a breach which is capable of remedy unless and until the Vendors are given notice of such breach and such breach is not remedied within thirty (30) days of the date of receipt of that notice (the Purchaser using all reasonable endeavours to assist and to procure the assistance of the Group in remedying such breach).

1.3 No Claim or claims under the Tax Deed shall be made against a Vendor unless the amount of the Claim or claim under the Tax Deed when aggregated with all other Claims and claims under the Tax Deed previously or in the process of being brought exceeds $50,000.

1.4 The total amount of the liability of the Vendors in respect of all Claims and possible Claims and claims under the Tax Deed shall not exceed the amount of the Consideration actually received by the Vendors.

1.5 The Purchaser shall and shall procure that each member of the Purchaser's Group shall promptly reimburse to the Vendors (or such of the Vendors who have paid) all amounts (not exceeding the aggregate sum paid by the Vendors (or such of the Vendors as aforesaid) in respect of any Claim) paid by the Vendors in respect of any Claim which is subsequently recovered by the Purchaser or a member of the Group as the case may be from any insurance company or other third party and the Purchaser hereby undertakes to use and to procure that all relevant members of the Group use its or their reasonable endeavours to enforce any rights to recover such sums from insurers or other third parties.

1.6        No Claims shall be made against any of the Vendors:

           (a) to the extent that the breach giving rise to a possible Claim occurs or is increased by reason of any event, act, arrangement, occurrence or omission on the part of the Purchaser or the Company (other than any event, act, arrangement, occurrence or omission reasonably necessary in the ordinary course of business) which occurs after the date of this Agreement or if such claim would not have arisen but for any change in legislation or any increase in any rate of Taxation or any change occurring after the date of this Agreement in Revenue practice or in any principle of common law (whether or not any of the foregoing purports to be effective retrospectively in whole or in part);

           (b) to the extent that a member of the Purchaser's Group is entitled to recover against any loss or damage suffered by a member of the Purchaser's Group arising out of a breach giving rise to a Claim, under the terms of any insurance policy for the time being in force or which would have been in force if the insurance arrangements for the Company immediately prior to the date of this Agreement had been maintained after the date of this Agreement;

           (c) to the extent of any over-provision or over-reserve made in the Accounts or Unaudited Accounts in respect of any liability actually provided for in such Accounts or Unaudited Accounts;

           (d) to the extent that note, allowance, provision or reserve has been made in the Accounts or Unaudited Accounts in respect of the matter to which such liability relates;

           (e) to the extent that the breach giving rise to a possible Claim arises as a result of any change in the basis of accounting (including a change in the length of any accounting period of the Company), tax computation, or trading or winding up or cessation of any trade or business of the Company after the date of this Agreement;

           (f) to the extent that there are tax losses, reliefs or allowances (which have not been taken into account in computing (and so reducing) any provision for tax which appears in the Accounts (or which but for the presumed availability of such losses, reliefs or allowances, would have appeared in the Accounts)) in the Company are available (whether by surrender or otherwise) at the date of this Agreement to be set against the tax to which the Claim relates;

           (g) based upon any liability by reason of the fact that any losses of any kind of the Company shall not be capable of being carried forward to a period beginning on or after Completion by way of relief for taxation purposes;

           (h) based upon any liability in respect of corporation tax or any other Taxation arising in the ordinary course of trading of the Company; or

           (i) based upon a liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable. For the avoidance of doubt, if notice of a contingent Claim is served on the Vendors in accordance with Clause 1.2 of this Schedule 8, this Clause 1.6(i) shall in no way prejudice or adversely affect the Purchaser's right to pursue such Claim on or after 31 March 2000.

           (j) if and to the extent that the Tax Liability would not have arisen or would have been reduced or eliminated but for a failure by the Company to utilise a Relief which was taken into account in computing any Tax Liability (or any provision for deferred tax) or otherwise taken into account as an asset in the Accounts or the Unaudited Accounts arising in respect of an Event occurring on or before Completion if such Relief is available to be used against any profit, gain or Tax arising from the matters which would have given rise to a Claim under the warranties or would have been available to be used had it not been used against any profit, gain or taxation arising from a matter which occurred after Completion;

           (k) if and to the extent that such Tax Liability would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of the Company to make any claim, election, surrender or disclaimer or give any notice or consent or do any other thing under the provisions of any enactment or regulation to Taxation after Completion, the making giving or doing of which was taken into account in computing (and so reducing) provision for Tax which appears in the Accounts or the Unaudited Accounts and of which specific notice and details of such claims, election, surrender or disclaimer notice or consent was given to the Purchaser at least thirty (30) days before the last date upon which such claim, election, disclaimer, notice or consent could validly be made or given; or

           (l) to the extent that the amount for which the Vendors are liable for breach of Warranties does not exceed an amount for which the Vendors are liable under the Tax Deed in respect of the same liability and such liability has been satisfied.

1.7 Subject always to Clause 1.8 of this Schedule 8, if any Demand (as defined below) comes to the notice of the Purchaser or a member of the Purchaser's Group or any of their respective officers, the Purchaser shall and shall procure that each relevant member of the Purchaser's Group shall:

           (a) forthwith give written notice as soon as practicable thereof to the Vendors specifying the nature of the possible Claim in reasonable detail;

           (b) not make any admission of liability, agreement or compromise to or with any person in relation to any such Demand without the prior agreement in writing of the Vendors;

           (c) give the Vendors and their professional advisers reasonable access to the premises and personnel of the Purchaser and the Purchaser's Group outside normal business hours and to any relevant chattels, accounts, documents and records within the possession or control of the Purchaser or the Purchaser's Group to enable the Vendors and their professional advisers to examine such chattels, accounts, documents and records and to take copies and photographs thereof at their own expense;

           (d) subject to the Vendors indemnifying the Purchaser or the Purchaser's Group to the Purchaser's reasonable satisfaction against any liability, costs, damages, awards or expenses which may be incurred thereby take such action as the Vendors may reasonably request to avoid, dispute, resist, compromise or defend any such Demand; and

           (e) subject to the Vendors indemnifying the Purchaser or the Purchaser's Group to the Purchaser's reasonable satisfaction against any liability, costs, damages, awards or expenses which may be incurred thereby permit the Vendors if they shall so request in writing to the Purchaser to have the conduct of all proceedings relating to the Demand including the appointment of solicitors or other professional advisers and making any settlement or compromise thereof provided that if the Purchaser shall in writing so require, the Vendor shall procure that the Purchaser is promptly sent copies of all written communications pertaining thereto.

           "Demand" for the purposes of this Clause 1.7 and Clause 1.8 of this
           Schedule 8 means the issue of any notice, letter or other document or the taking of any other action by or on behalf of any third party from which notice, letter, document or action it appears that a third party claim is to be, or may come to be, made in respect of which a Claim may arise.

1.8 If any Demand arises out of or in connection with Tax, the provision of Clause 1.7 of this Schedule 8 will not apply but the issue shall be governed by the claims procedure set out in Clause 5 of the Tax Deed.

1.9 Notwithstanding anything expressed or implied in this Agreement to the contrary, any payment by the Vendors pursuant to a Claim shall be treated for all purposes by the parties as a reduction in the consideration payable for the Shares and Clause 3 shall be modified accordingly.

1.10 The Purchaser acknowledges that in entering this Agreement it is relying on the Warranties and the Tax Deed and not upon any other warranties, undertakings or representations of any description given by or on behalf of any of the Vendors, the Vendors' Solicitors or other agents or advisers.

1.11 The Purchaser shall have no right after Completion to rescind or terminate this Agreement or to delay performance of its obligations under this Agreement or under the provisions of the Misrepresentation Act 1967, the Unfair Contract Terms Act 1977 or for any other reason whatsoever.

1.12 The Vendors shall each be entitled to satisfy any Claim or any claim under the Tax Deed, or any part thereof, by transferring to the Purchaser, or as it may direct, Consideration Shares and for the purposes of this clause 1.12 each such Consideration Share so transferred shall be deemed to satisfy an amount of the Claim equal to the Relevant Value of such Consideration Share.

                                   SCHEDULE 9

                             SHAREHOLDERS AGREEMENT


                                  See attached

                                   SCHEDULE 10

                          EMPLOYEE STOCK OPTION LETTER

                                  See attached

                                   SCHEDULE 11

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER


Purchaser represents and warrants to the Vendors as follows:

1. Organization, Standing and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and is duly qualified and in good standing as a foreign corporation in the jurisdictions where the ownership of its assets or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a material adverse effect on Purchaser and its subsidiaries taken as whole). Purchaser has the full corporate power to own its properties and assets and to carry on its business as now being conducted.

2. Certificate of Incorporation, Bylaws and Agreements. A true, complete and correct copy of the Certificate of Incorporation and Bylaws of Purchaser as currently in effect have been delivered to Vendors. Purchaser has no actual knowledge that there are any agreements by and between or among Purchaser and any or all of its shareholders imposing any restrictions upon the transfer of or otherwise pertaining to the shares to be received by the Vendors or the ownership thereof.

3. Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorised by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.         Purchaser Capital Structure; Issuance of Stock.

           (a) The authorized capital stock of Purchaser consists of 2,000,000 shares of preferred stock, $0.0001 par value, none of which are issued outstanding, and 45,000,000 shares of common stock, $0.0001 par value, of which approximately 11,592,166 shares were issued and outstanding as of 31 March 1998 after giving effect to the sale by the Purchaser of 2,378,500 shares of common stock in May 1998 pursuant to a public offering of such shares. As of 31 March 1998 Purchaser had reserved 2,649,999 shares of common stock for issuance pursuant to Purchaser's employer benefit plans, of which options to purchase 2,177,985 shares were outstanding, and 600,000 additional shares of common stock have been reserved for issuance under Purchaser's employee benefit plans and approved by its shareholders.

           (b) The shares of Purchaser common stock to be issued to the Vendors pursuant to this Agreement have been duly authorised by all necessary corporate action, and when issued in accordance with the terms and provisions of this Agreement, will be validly issued, fully paid and non-assessable.

5. SEC Filings; Purchaser Financial Statements. Purchaser has furnished or made available to the Vendors true and correct copies of its Annual Report on Form 10-K for the year ended 31 December 1997 and its Quarterly Report on Form 10-Q for the quarter ended 31 March 1998, and its final Proxy Statement dated 14 April 1998, each as filed with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the applicable rules and regulations of the SEC thereunder, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC prior to the date hereof and delivered to the Company. The financial statements of Purchaser, including the notes thereto, included in the SEC Documents (the "Purchaser Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Purchaser at the dates thereof and of its consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Purchaser's accounting policies except as described in the notes to the Purchaser Financial Statements; provided, however, Purchaser may have restated or may restate one or more of the Purchaser Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof.

6. Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Purchaser has received any notice of assertion, which, if determined adversely to Purchaser, would have a material adverse effect on the business, consolidated financial condition or consolidated results of operation of Purchaser and its subsidiaries, taken as a whole.

SIGNED and DELIVERED                      )
as a Deed by GERARD BUGGY                 )
in the presence of:                       )
                                          )


SIGNED and DELIVERED                      )
as a Deed by RODERICK MANZIE              )
in the presence of:                       )
                                          )



SIGNED and DELIVERED                      )
as a Deed by GEORGE HENRY                 )
MARTIN in the presence of:                )
                                          )




SIGNED and DELIVERED                      )
as a Deed by PHILLIP                      )
STRASZYNSKI in the presence of:           )
                                          )




EXECUTED as a DEED                        )
by NEW ERA OF NETWORKS, INC.              )
acting by:                                )
                                          )


                             Director



                             Director/Secretary